Exhibit 10.11

AIRPORT TECHNOLOGY PARK

LEASE

BETWEEN

WB AIRPORT TECHNOLOGY, L.L.C.

(“LANDLORD”)

AND

MACROVISION CORPORATION

(“TENANT”)

ARTICLE 49 MODIFICATION FOR LENDER	32
ARTICLE 50 WAIVER OF RIGHT TO TRIAL BY JURY	32
ARTICLE 51 HAZARDOUS MATERIALS	32
ARTICLE 52 OPTION TO RENEW	32
ARTICLE 53 TENANT IMPROVEMENT ALLOWANCE	32
ARTICLE 54 DETERMINATION OF FAIR MARKET VALUE	32
ARTICLE 55 RIGHT OF FIRST NEGOTIATION	32
ARTICLE 56 CROSS DEFAULT	32

LIST OF EXHIBITS

EXHIBIT A	The Premises

EXHIBIT B	The Project

EXHIBIT C	Form of Estoppel Certificate

EXHIBIT D	Work Letter Agreement

The exhibits attached hereto are incorporated into and made a part of this Lease.

LEASE

     THIS LEASE is made as of December 17, 2004, by and between WB AIRPORT TECHNOLOGY, L.L.C., a Delaware limited liability company (“Landlord”), and MACROVISION CORPORATION, a Delaware corporation (“Tenant”).

     Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain space (the “Premises”) located at 2860 De La Cruz Boulevard, Santa Clara, California (the “Building”) outlined on the floor plan attached hereto and marked EXHIBIT A, the Premises being agreed, for the purposes of this Lease, to have an area of approximately 73,968 rentable square feet, and part of a 5 building complex (the “Project”) more particularly described in EXHIBIT B attached hereto. The Project contains approximately 295,271 square feet of space (subject to adjustment by the Landlord).

     Landlord and Tenant agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth. Landlord and Tenant covenant, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions for which each is respectively liable and that this Lease is made upon the condition of such performance.

     Prior to the Commencement Date (as defined in Article 1.1 below) Tenant shall use diligent efforts to construct on the Premises the Tenant Improvements (as defined in Article 53) substantially in accordance with the specifications and layout set forth on EXHIBIT D (the “Work Letter”) attached hereto.

ARTICLE 1
TERM

          1.1      Commencement Date. The term of this Lease shall be for 144 months (“Lease Term”), commencing on February 1, 2005 (the “Commencement Date”), unless sooner terminated as hereinafter provided or extended as provided in Article 52. On and after the Commencement Date, the Lease shall continue in full force and effect for the period of time specified as the Lease Term or until this Lease is terminated as otherwise provided herein.

          1.1.1      Reference in this Lease to a “Lease Year” shall mean each successive twelve month period commencing with the Commencement Date.

          1.1.2      Tenant (or its contractors or agents) may, at no charge to Tenant, enter the Premises after the execution and delivery of this Lease by Landlord and Tenant in order for Tenant to commence installation of furniture, fixtures, trade fixtures, personal property, telecommunications equipment, cabling, and other equipment and to perform the work outlined in the Work Letter Agreement; provided, however, that (a) Landlord shall not be responsible for, and Tenant is required to obtain insurance covering and shall indemnify Landlord against, any loss (including theft), damage or destruction to any such items, or by any contractor or individual involved in the installation of such items, or for any injury to Tenant or Tenant’s employees, agents, contractors, licensees, directors, officers, partners, trustees, visitors or invitees or to any other person, and (b) Landlord shall have the right to post the appropriate notices of non-responsibility and to require Tenant to provide Landlord with reasonable evidence that Tenant has fulfilled its obligation to provide insurance pursuant to this Lease. All terms and conditions of this Lease shall apply to Tenant’s early entry into the Premises except for the payment of Base Rent and Direct Expenses, which will not occur until the third month of the Lease Term.

ARTICLE 2
POSSESSION

     Landlord shall deliver full possession of the Premises to Tenant on or before the Commencement Date. Tenant has determined that the Premises are acceptable for Tenant’s use and Tenant acknowledges that neither Landlord nor any broker or agent has made any representations or warranties other than as are specifically set forth in Article 11 of this Lease in connection with the physical condition of the Premises or their fitness for Tenant’s use upon which Tenant has relied directly or indirectly for any purpose. Except as expressly provided to the contrary in this Lease, Landlord shall not be required to make any expenditure, incur any obligation, or incur any liability of any kind whatsoever in connection with this Lease or the ownership, construction, maintenance, operation or repair of the Premises or the Project. Tenant’s possession of the Premises during the period of time, if any, prior to the Commencement Date, shall be subject to all the provisions of this Lease, except that Tenant shall not be required to pay Base Rent or Additional Rent and any such possession shall not advance the expiration date.

ARTICLE 3
RENT

     3.1     Rent. Tenant shall pay to Landlord, in lawful money of the United States of America, at the address of Landlord designated on the signature page of this Lease or to such other person or at such other place as Landlord may from time to time designate in writing, the monthly base rent (the “Base Rent”) in advance, without notice, demand, offset or deduction, on the first day of each calendar month. Tenant shall pay the third month’s Base Rent on the date Tenant executes this Lease and shall continue to pay the Base Rent on the first day of each month commencing with the fourth month of the Lease Term (subject to adjustment as hereinafter provided) as follows:

Months of Lease Term	Base Rent/Per Month
1-2	$0.00
3-12	$59,174.04
13-24	$61,541.38
25-36	$64,003.03
37-48	$66,563.15
49-60	$69,225.68
61-72	$71,994.71
73-84	$74,874.49
85-96	$77,869.47
97-108	$80,984.25
109-144	The greater of FMV or $59,174.04

Landlord shall, during the 103rd and/or 104th month of the Lease Term, (y) make its determination of FMV for months 109-144 in accordance with Article 54 and (z) deliver notice of such determination to Tenant.

If the Lease Term commences or ends on a date other than the first or last day of a month, Base Rent shall be prorated on the basis of a thirty (30) day month. Tenant shall pay Landlord the Rent (as hereinafter defined) due under this Lease without any deduction or offset whatsoever by Tenant, foreseeable or unforeseeable.

     3.2      Additional Rent. In addition to the Base Rent, Tenant agrees to pay as additional rental (the “Additional Rent” and together with the Base Rent, the “Rent”) the amount of rental adjustments and all other charges required by this Lease. All sums other than the Base Rent that Tenant is obligated to pay under this Lease will be Additional Rent, whether or not such sums are designated as Additional Rent.

     3.3      Late Charge and Interest. Tenant acknowledges and agrees that the late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs, processing and accounting expenses, and increased debt service (the “Delinquency Costs”). If Landlord has not received any installment of Rent within five (5) days of the date when due, Tenant shall pay a late charge (the “Late Charge”) equal to five percent (5%) of the delinquent amount. Tenant agrees that the Late Charge represents a reasonable estimate of the Delinquency Costs that will be incurred by Landlord. In addition, Tenant shall pay interest on all delinquent amounts from five (5) days after the date the amount was due until the date the amount is paid in full at a rate per annum (the “Applicable Interest Rate”) equal to the lesser of (a) the maximum interest rate permitted by law or (b) three percent (3%) above the reference rate (the “Reference Rate”) publicly announced by Bank of America, NA. (or if Bank of America, NA. ceases to exist, the largest bank then headquartered in the State of California) (the “Bank”). If the Bank discontinues use of the Reference Rate, then the term “Reference Rate” will mean the announced rate charged by the Bank, from time to time instead of the Reference Rate. Landlord and Tenant agree that it is difficult to ascertain the damage that Landlord will suffer as a result of the late payment of any Rent and that the Late Charge and interest are the best estimates of the damage that Landlord will suffer in the event of late payment. If a Late Charge becomes payable for any two (2) installments of Rent within any twelve (12) month period, then all Rent will automatically become due and payable quarterly in advance, until such time as Tenant shall have been current in such obligations for two (2) consecutive years, at which point monthly payments shall resume. Landlord shall make arrangements to allow Tenant to wire Base Rent and Additional Rent directly to Landlord’s bank account on a regular basis.

ARTICLE 4
RENTAL ADJUSTMENT

     4.1      Rental Adjustment.

     (a)      For the purpose of this Lease, the following terms are defined as follows:

          (i)      Tenant’s Percentage. “Tenant’s Percentage” shall mean, as applicable, (a) 100% of the Premises, (b) that portion of the Building occupied by Tenant divided by the total rentable square footage of the Building, which result is the following, as of the date hereof, subject to adjustment by Landlord in accordance with the terms of this Lease: 78.22%, or (c) that portion of the Project occupied by Tenant divided by the total rentable square footage of the Project, which result is the following, as of the date hereof, subject to adjustment by Landlord in accordance with the terms of this Lease: 25.10%. Tenant acknowledges and agrees that Landlord may elect to sell one or more of the buildings within the Project and that upon any such sale, or upon any other event that causes the square footage of the Premises, Building or the Project to change, Tenant’s pro-rata share of those Direct Expenses allocated to the outside areas of the Building or Project may be adjusted accordingly by Landlord.

          (ii)      Direct Expenses. The term “Direct Expenses” shall include “Taxes” (as hereinafter defined) and “Operating Expenses” (as hereinafter defined).

               (A)      “Taxes” means the sum of any and all legally required real and personal property taxes and assessments, possessory-interest taxes, business or license taxes or fees, service payments in lieu of such taxes or fees, annual or periodic license or use fees, excises, transit and traffic charges, housing fund assessments, open space charges, childcare fees, school, sewer and parking fees or any other assessments, levies, fees, exactions or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen (including fees “in-lieu” of any such tax or assessment) which are assessed, levied, charged, conferred or imposed by any competent public authority upon the Project (or any real property comprising any portion thereof) or its operations, together with all taxes, assessments or other fees imposed by any competent public authority upon or measured by any Rent or other charges payable hereunder, including any gross receipts tax or excise tax levied by any governmental authority with respect to receipt of rental income, or upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof, or documentary transfer taxes upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises, together with any tax imposed in substitution, partially or totally, of any tax previously included within the aforesaid definition or any additional tax the nature of which was previously included within the aforesaid definition, together with, whether legally required or not, any and all reasonable costs and expenses (including, without limitation, attorneys, administrative and expert witness fees and costs) of challenging any of the foregoing or seeking, the reduction in or abatement, redemption or return of any of the foregoing, but only to the extent of any such reduction, abatement, redemption or return. “Taxes” shall not include any income, franchise, estate, succession, inheritance, or any tax imposed in substitution, partially or totally, of any such tax or any additional tax previously included within any such tax; provided, however, that the foregoing limitation on “Taxes” shall not be deemed or constructed as providing so called “Proposition 13 protection”. All references to Taxes during a particular year shall be deemed to refer to taxes accrued during such year, including supplemental tax bills regardless of when they are actually assessed and without regard to when such taxes are payable. The obligation of Tenant to pay for supplemental taxes shall survive the expiration or earlier termination of this Lease. Tenant’s obligations for Taxes for the last full and/or partial year(s) of the Lease Term shall survive the expiration or early termination of the Lease.

               (B)     “Operating Expenses” means the total costs and expenses incurred by Landlord in the operation, maintenance, repair and management of the Project and the Common Area (as hereinafter defined) and the Premises, including, but not limited to, (a) cleaning of, repairs to and maintenance of the roof (and roof membrane), skylights and exterior walls of the Premises (provided that capital expenses relating to such items shall be governed by clause (h) of this paragraph (B)); (b) cleaning, maintenance, repair, replacement, utility costs and landscaping of the walkways, landscaped areas, driveways necessary for access to the Premises, parking areas (including sweeping, striping and slurry coating), and other common facilities designated by Landlord from time to time for the common use of all tenants of the Project (the “Common Area”), common driveways, outdoor lighting, walkways, landscaping, and other costs which are allocable to the Project or the real property of which the Premises are a part including any costs under the terms of any recorded covenants affecting the real property or the Project; (c) the costs and premiums relating to the insurance maintained by Landlord with respect to the Project (including, without limitation, any increases in the costs and premiums of any fire, extended coverage or any other insurance policy covering the Premises and/or Project and/or property located therein resulting from the actions of Tenant); (d) service and maintenance contracts for, and the repair and replacement of, the heating, ventilation and air-conditioning (HVAC) systems and elevators, if any, and maintenance, repair, replacement, monitoring and operation of the fire/life safety system, (e) service and maintenance contracts for security, cleaning, janitorial and landscaping services (all as to the Common Areas only, unless Landlord exercises its right to perform such services with respect to the Premises, such right not to arise unless and until Tenant has failed to perform such obligations, Landlord has given Tenant not less than five (5) days written notice of Landlord’s intent to perform such services and Tenant has not cured such failure within such five (5) day period, provided that no such notice shall be required in the event of an emergency); (f) trash collection (as to the Common Area only, unless Landlord exercises its right to perform such services with respect to the Premises) (g) the portion of wage and labor costs related to services rendered in connection with the Project, including fringe benefits, applicable to persons engaged in the operation, maintenance and repair of the Project as Landlord’s agents or as independent contractors; (h) in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project: (i) capital improvements required to be constructed in order to comply with any applicable laws, statutes, codes, ordinances, orders, rules, regulations, conditions of approval and requirements of all federal, state, county, municipal and governmental authorities and all administrative or judicial orders or decrees and all permits, licenses, approvals and other entitlements issued by governmental entities, and rules of common law, relating to or affecting the Project or the Premises or the use or operation thereof, whether now existing or hereafter enacted, including, without limitation, the Americans with Disabilities Act of 1990, 42 USC 12111 et seq. (the “ADA”) as the same may be amended from time to time, all Environmental Laws (as hereinafter defined), and any CC&Rs (as hereinafter defined), or any corporation, committee or association formed in connection therewith, or any supplement thereto recorded in any official or public records with respect to the Project or any portion thereof (collectively, “Applicable Laws”); (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Operating Expenses of the Project, but limited to the extent such modifications result in cost savings; (iii) replacement of capital improvements or building service equipment existing as of the date hereof when required because of normal wear and tear; and (iv) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds actually recovered by Landlord; provided further that such capital improvements shall be amortized over the useful life of such capital improvement, together with interest on the unamortized balance at three percent (3%) above the Reference Rate over the useful life of the improvement; (i) any and all costs associated with Landlord’s obligations as set forth in Article 13.2 herein; and (j) any other costs incurred by Landlord related to the Project as a whole. Operating Expenses shall include all costs and fees incurred by Landlord in connection with the management of this Lease and the Premises including the cost of those services which are customarily performed by a property management services company, whether performed internally or through an outside management company. Direct Expenses shall not include increased expenses resulting from the acts of tenants of the Project other than Tenant, including but not limited to increased ADA compliance costs, increases in Landlord’s insurance costs caused solely by other tenants of the Project, liens, increased tax assessments or tax penalties, to the extent such increased costs are the responsibility of such other tenants and the cost of tenant improvements or assessments placed against the Project by any governmental agency as a result of a new tenant taking possession or making such tenant improvements, in each case to the extent such other tenant(s) is (are) liable for such amounts. Additionally, Direct Expenses shall only include expenses relating to maintenance or repair of buildings in the Project other than the building located on the Premises if and to the extent that such expenses are allocated on a consistent basis to tenants of the Project based on their respective percentage interests in the Project (and without regard to whether such buildings are vacant, occupied or under lease).

     (b)     Payment of Direct Expenses.

          (i)      Tenant shall pay:

               (A)      Tenant’s Percentage of all Direct Expenses attributable to the Premises as Additional Rent;

               (B)      Tenant’s Percentage of all Direct Expenses attributable to the Building as Additional Rent; and

               (C)      Tenant’s Percentage of all Direct Expenses attributable to the Project as Additional Rent.

          (ii)     Intentionally Blank.

          (iii)     As soon as possible after the end of each calendar year, Landlord shall provide Tenant with a detailed statement showing the amount of Tenant’s Percentage of Direct Expenses and the amount of Landlord’s Estimate actually paid by Tenant (“Direct Expense Statement”). If Tenant so requests, Landlord shall provide copies of actual invoices pertaining to these expenses.

     (c)      Audit Rights.

          (i)     Provided that no Event of Default has occurred, Tenant shall have the right (“Audit Right”) to, one time per calendar year during the Lease Term, audit Landlord’s records and books used by Landlord in determining the amount of Direct Expenses Tenant is obligated to pay to Landlord for the sole purpose of verifying the accuracy of same (the “Audit”). Any Audit shall cover only one (1) calendar year during the Term of the Lease. Tenant shall provide Landlord at least thirty (30) days prior written notice requesting the Audit, provided, however, that Tenant’s right, if any, to exercise its Audit Right for any subject year shall expire sixty (60) days after the delivery to Tenant of the Direct Expense Statement for the calendar year, including the last year of the Lease Term, which Tenant desires to audit and, unless such right is exercised prior to such time, Tenant shall have waived its right to request such an Audit. Landlord shall make said books and records relevant to such Audit available to Tenant during Landlord’s customary business hours at the office of the property manager of the Project or at such other location designated by Landlord in writing.

          (ii)      Tenant shall pay all reasonable and necessary third party out-of-pocket costs for the Audit, including, without limitation, all of Landlord’s costs and expenses, including reasonable attorney and accountant fees.

          (iii)      The Audit shall only be conducted by a reputable accounting firm (“Accounting Firm”) approved in writing by Landlord. As a condition precedent to any such Audit, Tenant shall deliver to Landlord a copy of Tenant’s written agreement with such Accounting Firm, which agreement shall include provisions which state that: (A) Landlord is an intended third-party beneficiary of such agreement, (B) such Accounting Firm is not being engaged as a contingency or other incentive based auditor; (C) such Accounting Firm will not in any manner solicit or agree to represent any other tenant of the Project with respect to an audit or other review of Landlord’s accounting records at the Project, and (D) such Accounting Firm shall maintain in strict confidence any and all information obtained in connection with the Audit and shall not disclose such information to any person or entity other than to the management personnel of Tenant. The Accounting Firm, Landlord and Tenant shall enter into a confidentiality agreement in form and substance acceptable to Landlord whereby the Accounting Firm and Tenant shall covenant, among other things, that the Accounting Firm and the Tenant shall keep the books and records of Landlord in strict confidence.

          (iv)      In the event that the amount of Direct Expenses paid by Tenant to Landlord exceed the actual amount of Direct Expenses owed by Tenant to Landlord as disclosed by the Audit, and after such Audit is confirmed and accepted by Landlord, in Landlord’s reasonable discretion, such difference shall be applied to the next succeeding payment of Direct Expenses due by Tenant to Landlord.

In the event that the amount of Direct Expenses paid by Tenant to Landlord is less than the actual amount of Direct Expenses owed by Tenant to Landlord as disclosed by the Audit, Tenant shall pay such difference to Landlord within ten (10) days of such determination.

          (v)      Nothing contained herein shall be construed as providing Tenant with any right or option to examine any other books and records of Landlord or any of Landlord’s affiliated entities. Notwithstanding anything to the contrary contained herein, the Audit Right granted herein is personal to the originally named Tenant, shall be exercisable only by such originally named Tenant and may not be assigned or exercised by any assignee, sublessee or transferee of Tenant’s interest in this Lease or any successor in interest to Tenant.

     (d)      Tenant’s obligation to pay Tenant’s Percentage of Direct Expenses shall survive the expiration or termination of this Lease. Tenant’s Percentage of Direct Expenses shall be paid by Tenant when due even though the Lease Term has expired and/or Tenant has vacated the Premises, when the final determination is made of Tenant’s Percentage of Direct Expenses for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated expenses paid and, conversely, any overpayment made in the event said expenses decrease shall be promptly rebated by Landlord to Tenant.

ARTICLE 5
SECURITY DEPOSIT

     Upon execution of this Lease, Tenant has deposited with Landlord the sum of $80,984.25 (the “Security Deposit”). The Security Deposit shall be held by Landlord as security for the full and faithful performance by Tenant of all of Tenant’s obligations hereunder. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of this Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion of the Security Deposit is so used or applied, Tenant shall, upon written demand from Landlord, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. If Tenant shall fully and faithfully perform all of its obligations under this Lease, and if Tenant is not in default under this Lease, the Security Deposit or any balance thereof shall be promptly returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interests hereunder) after the expiration of the Lease Term and after Landlord after such time as any amount due from Tenant in accordance with Article 4 hereof has been determined and paid in full.

ARTICLE 6
USE

     Tenant shall use the Premises for general office space and research and development facilities together with other legally permitted uses (the “Permitted Use”) which have been approved by Landlord and are consistent with all City of Santa Clara ordinances and other uses in the Project and Tenant shall not use or permit the Premises to be used for any other purpose without Landlord’s prior written consent. Nothing contained herein shall be deemed to give Tenant any exclusive right to such use in the Project.

Tenant shall not use or occupy the Premises in violation of law or of the certificate of occupancy issued for the Premises or Project, and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of said certificate of occupancy. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase (unless Tenant compensates Landlord for such increase in insurance rates as part of Direct Expenses) the cost of any fire, extended coverage or any other insurance policy covering the Premises and/or Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the Insurance Service Offices, formerly known as the Pacific Fire Rating Bureau or any other organization performing a similar function. Tenant shall promptly, upon written demand, reimburse Landlord for any additional premium charged for such policy solely by reason of Tenant’s failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant’s use of the Premises shall be subject to and Tenant shall comply with any recorded covenants, conditions and restrictions (“CC&Rs”) now in place or those customary CC&Rs which are hereinafter recorded which do not unreasonably interfere with Tenant’s use of the Premises, as the same may be amended from time to time, and all Applicable Laws. Tenant acknowledges that there have been and may be from time to time recorded easements and/or declarations granting or declaring easements for parking, utilities, fire or emergency access, and other matters. Tenant’s use of the Premises shall be subject to and Tenant shall comply with any and all such easements and declarations. Tenant’s use of the Premises shall be subject to such guidelines as may from time to time be prepared by Landlord in its sole but reasonable discretion. Tenant acknowledges that governmental entities with jurisdiction over the Project may, from time to time promulgate laws, rules, plans and regulations affecting the use of the Premises, including, but not limited to, traffic management plans and energy conservation plans. Tenant’s use of the Project shall be subject to and Tenant shall comply with any and all such laws, rules, plans, and regulations. Tenant, at its sole cost, shall comply with any and all federal, state or local environmental, health and/or safety-related laws, regulations, standards, decisions of courts, ordinances, rules, codes, orders, decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant’s use of the Premises, the Common Area or the Project (“Environmental Laws”). Tenant shall not store, use or dispose of any “Hazardous Materials” (as hereinafter defined) on the Premises, except as set forth in Article 51. As used herein, “Hazardous Materials” means any chemical, substance, material, controlled substance, object, condition, waste, living organism or combination thereof, whether solid, semi solid, liquid or gaseous, which is or may be hazardous to human health or safety or to the environment due to its radioactivity, ignitability, corrosivity, reactivity, explosivity, toxicity, carcinogenicity, mutagenicity, phytotoxicity, infectiousness or other harmful or potentially harmful properties or effects, including, without limitation, petroleum and petroleum products, asbestos, radon, polychlorinated biphenyls (PCBs), refrigerants (including those substances defined in the Environmental Protection Agency’s “Refrigerant Recycling Rule,” as amended from time to time) and all of those chemicals, substances, materials, controlled substances, objects, conditions, wastes, living organisms or combinations thereof which are now or become in the future listed, defined or regulated in any manner by any Environmental Law based upon, directly or indirectly, such properties or effects. In no event shall Tenant be liable for any damages resulting from a pre-existing hazardous condition (whether or not uncovered by Tenant’s due diligence inspections) or a hazardous condition caused by a third party (other than a Tenant’s Party (hereinafter defined)), unless the same are exacerbated by Tenant’s negligence or willful misconduct.

ARTICLE 7
NOTICES

     Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the Project, or to Landlord at its address set forth at the end of this Lease. Either party may specify a different address for notice purposes by written notice to the other except that the Landlord may in any event use the Premises as Tenant’s address for notice purposes. Notwithstanding the foregoing, if Tenant has subleased substantially all of the Premises or assigned its interest in this Lease, Tenant may specify a different address for notice purposes by written notice to the Landlord and if Tenant fails to so provide such notice, Landlord may use the Premises as Tenant’s address for notices purposes.

ARTICLE 8
BROKERS

     8.1     Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except Edward Grammens, David Polatnick, and Jay Seiden of Newmark Pacific, Inc. (“Tenant’s Broker”), whose commission shall be payable by Landlord pursuant to a separate written agreement and as set forth in Section 8.2 below. If at any time during the Lease Term the Building is sold, then upon such sale and upon purchaser’s assumption of Landlord’s obligations under this Lease, such purchaser shall be automatically deemed to have assumed the obligations set forth in this Article 8 to pay to Tenant’s Broker and Landlord’s Broker any commissions due to Tenant’s Broker or Landlord’s Broker under this Article 8, and upon such sale and assumption WB Airport Technology, L.L.C., and its successors or assigns (other than the purchaser of the Building), shall be released from any and all liability to pay such commissions. Landlord warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except Craig Fordyce and Michael Rosendin of Colliers International (“Landlord’s Broker”), whose commission shall be payable by Landlord. Tenant and Landlord warrant to each other that neither party knows of any other real estate broker or agent who is or might be entitled to a commission in connection with the Lease. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including reasonable attorneys’ fees and costs. If Landlord has dealt with any other person or real estate broker with respect to leasing or renting space in the Project, Landlord shall be solely responsible for the payment of any fee due said person or firm and Landlord shall hold Tenant free and harmless against any liability in respect thereto, including reasonable attorneys’ fees and costs.

     8.2     If, in connection with the determination of the FMV Base Rent pursuant to Section 3.1 and Article 54, for months 109-144 of the Lease Term the final determination of FMV Base Rent is greater than $59,174.04 per month, Landlord and Tenant agree that Landlord shall pay to Tenant’s Broker on or before the 1st day of month 110 of the Lease Term an amount equal to the product of (i) three percent (.03) multiplied by (ii) the positive difference between (y) $2,130,265.40 and (z) the cumulative FMV Base Rent for months 109-144 of the Lease Term. Notwithstanding the foregoing, Landlord shall not be required to pay any such amount to Tenant’s Broker if, at the time such payment is due, an uncured Event of Default has occurred or is occurring under the Lease, provided that if the Event of Default is cured pursuant to any right to cure, if any, provided for herein, then Tenant’s Broker shall be paid the commission then due and owing. Landlord and Tenant hereby acknowledge and agree that Tenant’s Broker shall be an intended third party beneficiary of this Article 8.

     8.3      If, in connection with the determination of the FMV Base Rent pursuant to Section 3.1 and Article 54, for months 109-144 of the Lease Term the final determination of FMV Base Rent is greater than $59,174.04 per month, Landlord and Tenant agree that Landlord shall pay to Landlord’s Broker on or before the 1st day of month 110 of the Lease Term an amount equal to the product of (i) one and one-quarter percent (.0125) multiplied by (ii) the positive difference between (y) $2,130,265.40 and (z) the cumulative FMV Base Rent for months 109-144 of the Lease Term. Notwithstanding the foregoing, Landlord shall not be required to pay any such amount to Landlord’s Broker if, at the time such payment is due, an uncured Event of Default has occurred or is occurring under the Lease, provided that if the Event of Default is cured pursuant to any right to cure, if any, provided for herein, then Landlord’s Broker shall be paid the commission then due and owing. Landlord and Tenant hereby acknowledge and agree that Landlord’s Broker shall be an intended third party beneficiary of this Article 8.

ARTICLE 9
HOLDING OVER; SURRENDER

     9.1     Holding Over. If Tenant holds over the Premises or any part thereof after expiration of the Lease Term, such holding over shall, at Landlord’s option, constitute a month-to-month tenancy, at a rent equal to one-hundred fifty percent (150%) of the greater of (a) the then fair market value of the base rent for the Premises and (b) the Base Rent in effect immediately prior to such holding over and shall otherwise be on all the other terms and conditions of this Lease. The provisions of this Article 9.1 shall not be construed as Landlord’s permission for Tenant to hold over. Acceptance of Rent by Landlord following expiration or termination shall not constitute a renewal of this Lease or extension of the Lease Term except as specifically set forth above.

     9.2      Surrender. Upon the termination of this Lease or Tenant’s right to possession of the Premises, Tenant will surrender the Premises broom clean, together with all keys, in good condition and repair, reasonable wear and tear excepted. Tenant shall patch and fill all holes within the Premises, made by, or at the request of, Tenant. Tenant shall also remove all alterations or improvements made by it to the Premises, unless requested not to do so by Landlord. Notwithstanding the foregoing, if so requested by written notice from Tenant to Landlord at the time Tenant begins the Tenant’s Work (as defined in the Work Letter), Landlord shall specify by written notice to Tenant any of the Tenant Improvements that Tenant must remove upon surrender of the Premises. In no event may Tenant remove from the Premises any mechanical or electrical systems or any wiring necessary for the operation of the building systems or subsystems or any other aspect of any building systems or subsystems within the Premises. Subject to the conditions set forth in this Lease, Tenant may remove from the Premises those systems installed by Tenant as specifically permitted by this Lease; provided however that Tenant shall be responsible for, but Tenant’s responsibility in removing such systems shall not be limited to, the following: the removal shall in no way affect the building systems or cause any damage to the Premises, and Tenant shall be responsible for the costs of such removal and for repairing any damage or alteration of the Premises resulting from the installation and removal of such systems prior to the end of the Lease Term, all at Tenant’s sole cost and expense. Conditions existing because of Tenant’s failure to perform maintenance, repairs or replacements shall not be deemed “reasonable wear and tear.”

ARTICLE 10
TAXES ON TENANT’S PROPERTY

     (a)     Tenant shall be liable for and shall pay, at least ten (10) days before delinquency, all taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises. If any such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property of if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall, upon demand, repay to Landlord the taxes so levied against Landlord, or the portion of such taxes resulting from such increase in the assessment.

     (b)      If the Tenant Improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which Tenant Improvements conforming to Landlord’s “Project Standard” in other space in the Project are assessed, then the real property taxes and assessment levied against the Project by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Article  10(a), above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said Tenant Improvements are assessed at a higher valuation than Landlord’s Project Standard, such records shall be binding on both the Landlord and the Tenant. If the records of the County Assessor are not available or sufficiently detailed to serve as a basis for making said determination, the actual cost of construction shall be used.

ARTICLE 11
CONDITION OF PREMISES

     Other than as specifically set forth in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Project or with respect to the suitability of either for the conduct of Tenant’s business. The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Project were in satisfactory condition at such time. Landlord warrants that the following existing building systems and subsystems will operate in a customary manner for similar buildings for sixty (60) days from the Commencement Date: (a) electrical/lighting; (b) fire protection systems; and (c) all existing fixtures, plumbing and HVAC. If any such equipment fails to operate during such time period, Landlord shall bear the expense of repair, but Tenant shall have no right of offset or termination, or other defense hereunder.

ARTICLE 12
ALTERATIONS

     (a)     Tenant shall make no alterations, additions or improvements in or to the Premises in excess of Fifty Thousand and No/100 Dollars ($50,000.00) per annum or in excess of Two Hundred Forty Thousand and No/100 Dollars ($240,000.00), in the aggregate, over the Lease Term (plus an additional One Hundred Thousand and No/100 Dollars ($100,000.00) during the Extension Term, if any) (provided that all alterations, additions or improvements are lawful, not structural, not inconsistent with the Permitted Use, not dangerous, do not affect the building systems and do not contravene any other provision of this Lease), without Landlord’s prior written consent, such consent not to be unreasonably withheld, and then only by contractors or mechanics reasonably approved by Landlord. Tenant agrees that there shall be no construction or partitions or other obstructions which might interfere with

Landlord’s free access to mechanical installations or service facilities of the Premises or Project or interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations or facilities. All such work shall be done at such times and in such manner as Landlord may from time to time reasonably designate. Tenant covenants and agrees that all work done by Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, regulations and requirements of all governmental agencies, offices, and boards having jurisdiction, and in full compliance with the rules, regulations and requirements of the Insurance Service Offices formerly known as the Pacific Fire Rating Bureau, and of any similar body. Before commencing any work, Tenant shall give Landlord at least ten (10) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant’s own cost and expense, a completion and lien indemnity bond, reasonably satisfactory to Landlord, for said work. Tenant further covenants and agrees that any mechanic’s lien filed against the Premises or against the Premises or Project for work done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All alterations, additions or improvements upon the Premises made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the term hereof, except that Landlord may, by written notice to Tenant, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair all damage resulting from such removal or, at Landlord’s option, shall pay to Landlord all costs arising from such removal.

     (b)     Notwithstanding subsection (a), all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Lease Term when Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof. In such event, Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorneys’ fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession. Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale upon any amounts due under this Lease from Tenant to Landlord and upon the expense incident to the removal and sale of said effects.

ARTICLE 13
REPAIRS

     13.1     Tenant. By entry hereunder, Tenant accepts the Premises as being in good and sanitary order, condition and repair. Tenant, at Tenant’s sole cost and expense, shall keep, maintain and preserve the Premises in its current condition and repair, and shall, when and if needed, at Tenant’s sole cost and expense, make all repairs to the Premises and every part thereof, including, without limitation, Tenant’s trade fixtures, installations, equipment and other personal property items within the Premises; entrances, lobbies and other public areas of the Premises; all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; all fixtures, interior walls, floors, carpets and ceilings; all windows, doors, entrances, plate glass, showcases and skylights (including cleaning interior surfaces); all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and any automatic fire extinguisher equipment in the Premises. With respect to utility facilities serving the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of any such facilities which serve only the Premises, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is not within the Premises, but only up to the point where such facilities join a main or other junction (e.g., sewer main or electrical transformer) from which such utility services are distributed to other parts of the Project as well as to the Premises. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all interior surfaces of windows in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every one hundred twenty (120) days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days’ prior written notice to Landlord. Tenant shall maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every ninety (90) days during the Lease Term. If the HVAC equipment is replaced during the last twenty-four (24) months of the term of the Lease, or if the cost of such replacement is equal to or greater than the sum of $10,000.00, the costs of such replacement shall be amortized over the useful life of such equipment and Tenant shall be required to pay only the portion of the cost that is amortized over such useful life during the remaining term of the Lease. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises, provided, however, that Landlord shall ascertain that the costs associated with such maintenance shall be customary. Direct Expenses shall not include the cost of maintenance, repair and replacement of such HVAC equipment to the extent such maintenance, repair and replacement solely benefits other tenants of the Project. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days’ prior written notice to Landlord. All such repairs, maintenance and replacements by Tenant shall be performed in a good and workmanlike manner. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender the Premises to Landlord in the same condition as when received, usual and ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof. Tenant acknowledges, agrees and affirms that, except as specifically provided herein, Landlord has made no representations to Tenant respecting the condition of the Premises or the Project. Without limiting the foregoing, Tenant shall, at Tenant’s sole expense, be responsible for repairing any area damaged by Tenant, Tenant’s agents, employees, invitees and visitors. All repairs and replacements by Tenant shall be made and performed: (a) at Tenant’s cost and expense and at such time and in such manner as Landlord may reasonably designate, (b) by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, (c) so that same shall be at least equal in quality, value and utility to the original work or installation, (d) in a manner and using equipment and materials that will not interfere with or impair the operations, use or occupation of the Project or any of the mechanical, electrical, plumbing or other systems in the Premises or the Project, and (e) in accordance with the rules and regulations the Landlord may from time to time promulgate (provided that to the extent such rules and regulations promulgated by Landlord are inconsistent with this Lease, this Lease shall govern) and all Applicable Laws. In the event Tenant fails, in the reasonable judgment of Landlord, to maintain the Premises in accordance with the obligations under the Lease, Landlord shall have the right, but not the obligation, to enter the Premises and perform such maintenance, repairs or refurbishing at Tenant’s sole cost and expense (including a sum for overhead to Landlord equal to ten percent (10%) of the cost of the maintenance, repairs or refurbishing). Tenant shall maintain written records of maintenance and repairs and shall use certified technicians to perform such maintenance and repairs, as required by any Applicable Law. Tenant shall promptly deliver to Landlord full and complete copies of all service or maintenance contracts entered into by Tenant for the Premises.

     13.2     Landlord. Anything contained in Article  13.1 above to the contrary notwithstanding, as items of Operating Expenses, Landlord shall repair and maintain the structural portions of the Premises, including the foundations and roof structure and shall contract for the washing of the external surfaces of windows in the Premises no less than once every ninety (90) days (provided that Tenant is not in Default). Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Landlord shall not be required to make any repair resulting from (i) any alteration or modification to the Premises or to mechanical equipment within the Premises performed by, or on behalf of, Tenant or to special equipment or systems installed by, or on behalf of, Tenant, (ii) the installation, use or operation of Tenant’s property, fixtures and equipment, (iii) the moving of Tenant’s property in or out of the Premises, (iv) Tenant’s use or occupancy of the Premises in violation of Article 6 of this Lease or in a manner not contemplated by the parties at the time of the execution of this Lease, (v) the acts or omissions of Tenant or any employees, agents, customers, visitors, invitees, licensees, contractors, assignees or subtenants of Tenant (individually, a “Tenant Party” and collectively, “Tenant’s Parties”), (vi) fire and other casualty, except as provided by Article 21 of this Lease or (vii) condemnation, except as provided in Article 22 of this Lease. Landlord shall have no obligation to make repairs under this Article 13.2 until a reasonable time after (a) Landlord first becomes aware of the need for such repairs, or (b) receipt of written notice from Tenant of the need for such repairs, whichever is earlier. There shall be no abatement of Rent during the performance of such work. Landlord shall have no obligation during the Lease Term to remodel, repair, improve, decorate or paint any part of the Premises or to clean, repair or replace carpeting or window coverings. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or condition of the Premises, nor for any damage that may result from interruption of Tenant’s use of the Premises during any repairs by Landlord. Tenant waives any right to repair the Premises and/or the Common Area at the expense of Landlord under any Applicable Laws including without limitation Articles 1941 and 1942 of the California Civil Code.

ARTICLE 14
LIENS

     Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against the Premises or Project, nor against Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are filed, Landlord may, without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payments in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon receipt of written notice from Landlord, any sum paid by Landlord to remove such liens, together with interest at three percent (3%) above the Reference Rate from the date of such payment by Landlord. Tenant shall not be responsible for any liens caused solely by other tenants of the Project or by Landlord (except to the extent as otherwise provided herein).

ARTICLE 15
ENTRY BY LANDLORD AND RESERVED RIGHTS OF LANDLORD

     Landlord shall at any and all times, subject to 24 hours verbal notice for non-emergency purposes (with no notice required for emergency purposes), have the right, while causing the minimum reasonable disturbance to Tenant and the operation of Tenant’s business on the Premises, to enter the Premises for any lawful reason and/or to undertake the following, without limitation: to inspect the Premises; to supply any service to be provided by Landlord to Tenant hereunder; to show the Premises to prospective purchasers; to post notices of nonresponsibility, to alter, improve or repair the Premises or Project; to install, use, maintain, repair, alter, relocate or replace any pipes, ducts, conduits, wires, equipment or other facilities in the common areas or the Premises or Project; to grant customary easements on the Project, dedicate for public use portions thereof and record customary covenants, conditions and restrictions affecting the Project and/or amendments to existing CC&Rs which do not unreasonably interfere with Tenant’s use of the Premises; change the name of the Premises or Project; affix reasonable signs and displays; and, during the last nine (9) months of the Lease Term (or if the Lease is extended, the Extension Term) place signs for the rental of the Premises and show the Premises to prospective tenants, all without being deemed guilty of any eviction of Tenant and without abatement of Rent. Landlord may, in order to carry out any of the foregoing purposes, erect scaffolding and other necessary structures where required by the character of the work to be performed. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises. Landlord shall at all times have and retain a key with which to unlock all doors in the Premises. Landlord shall have the right to use any and all reasonable means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or any eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed herein by Landlord.

ARTICLE 16
UTILITIES AND SERVICES

      Tenant shall be responsible for contracting with, and paying directly for, all necessary utility companies and providers to provide to the Premises all heat, light, gas, power, electricity, telephone and all other utilities required by Tenant and/or the Premises. Tenant shall pay for all heat, light, gas, power, electricity, telephone or other service metered, chargeable or provided to or used by the Tenant and/or the Premises; provided however that Tenant shall not be responsible for contracting with utility companies and providers to provide solely to the Common Areas such utilities, but Tenant shall be responsible to pay Tenant’s Percentage of the same. Landlord reserves the right to install separate meters for any such utility and charge tenant for the cost of such installation. Subject to the provisions of Article 21, in no event shall Landlord incur any liability as a result of any interruption of the provision of any of the foregoing utility services to Tenant. In addition, Tenant shall not be entitled to any abatement or reduction of rent by reason of such interruption and Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of such interruption. Tenant shall have the right to install telecommunications and electrical wiring and conduits between the Premises and the building within the Project at 2860 De La Cruz Boulevard (the “Communications Equipment”) in accordance with the Work Letter.

ARTICLE 17
BANKRUPTCY

     If Tenant shall file a petition in bankruptcy under any provision of the Bankruptcy Code as then in effect, or if Tenant shall be adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty days from the date thereof, or if a receiver or trustee shall be appointed of Tenant’s property and the order appointing such receiver or trustee shall not be set aside or vacated within ninety (90) days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall, by operation of law or otherwise, pass to any person or persons other than Tenant, then in any such event Landlord may terminate this Lease, if Landlord so elects, with written notice of such election and with or without entry by Landlord. Neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall surrender the Premises to Landlord. Nothing contained herein shall limit or prejudice the right of Landlord to recover damages by reason of any such termination equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved; whether or not such amount is greater, equal to, or less than the amount of damages recoverable under the provisions of this Article 17.

ARTICLE 18
INDEMNIFICATION

     Tenant shall indemnify, protect, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and Landlord’s affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, successors and assigns from and against any and all claims, judgments, causes of action, damages, penalties, costs, liabilities, and expenses, including all costs, reasonable attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon, arising at any time during or after the Lease Term as a result of: (a) any default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or (b) Tenant’s use of the Premises, the conduct of Tenant’s business or any activity, work or things done, permitted or suffered by Tenant or any Tenant Party in or about the Premises, the Common Area and the Project. The foregoing indemnity obligation shall include, without limitation, any claim by any Tenant Party for any injury or illness caused or alleged to be caused in whole or in part by any furniture, carpeting, draperies, stoves or any other materials on the Premises and any utilities used by the Tenant and/or the Premises. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to person in or upon the Premises from any cause whatsoever. The obligations of Tenant under this Article 18 shall survive the termination of this Lease with respect to any claims or liability arising prior to such termination

ARTICLE 19
DAMAGE TO TENANT’S PROPERTY

     Except to the extent caused by Landlord’s or its agents’ gross negligence or willful misconduct, Landlord or its agents shall not be liable for (i) any damage to any property entrusted to employees of the Project, (ii) loss or damage to any property by theft or otherwise, (iii) any injury or damage to property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Project or from the pipes, appliances or plumbing work therein or from the roof, street or sub-surface or from any other place or resulting from dampness or from any other cause whatsoever. Landlord or its agents shall not be liable for interference with light or other incorporeal hereditaments, nor shall Landlord be liable for any damage caused by latent defect in the Premises or in the Project. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Project or of defects therein or in the fixtures or equipment.

ARTICLE 20
TENANT’S INSURANCE

     (a)      Tenant shall, during the term hereof and any other period of occupancy, at its sole cost and expense, keep in full force and effect the following insurance:

          (i)      Standard form property insurance insuring the building located on the Premises and personal property contained therein against the perils of fire, extended coverage, vandalism, malicious mischief, special extended coverage (“All-Risk”) and sprinkler leakage. Such policy shall name Landlord and any mortgagees of Landlord as insured parties, as their respective interests may appear.

          (ii)      Commercial General Liability Insurance insuring Tenant against any liability arising out of the lease, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in the amount of $5,000,000 Combined Single Limit for injury to, or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence, with such liability amount to be adjusted, but no more frequently than every five (5) years, to reflect increases in the Consumer Price Index. The policy shall insure the hazards of premises and operation, independent contractors, contractual liability (covering the Indemnity contained in Article 18 hereof) and shall (1) name Landlord as an additional insured, (2) contain a cross liability provision, and (3) contain a provision that “the insurance provided the Landlord hereunder shall be primary and non-contributing with any other insurance of the Landlord.”

          (iii)      Workers’ Compensation and Employer’s Liability insurance (as required by state law).

          (iv)      Rental loss insurance in an amount equal to all unpaid Rent which would be due for a period of eighteen (18) months under the Lease. The amount of such rental loss insurance shall be increased from time to time during the Lease Term as and when the Rent increases (including estimated increases in Additional Rent as reasonably determined by Landlord).

          (v)      Loss of income and extra expense insurance in amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all peril commonly insured against by prudent Tenants in the business of Tenant or attributable to prevention of access to the Premises as a result of such perils.

          (vi)      Any other form or forms of insurance as Tenant or Landlord or any mortgagees of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

     (b)      All policies shall be written in a form reasonably satisfactory to Landlord and shall be taken out with insurance companies holding a General Policyholders Rating of “A” and a Financial Rating of “IX” or better, as set forth in the most current issue of Bests Insurance Guide. Within ten (10) days prior to the Commencement Date, Tenant shall deliver to Landlord copies of policies or certificates evidencing the existence of the amounts and forms of coverage satisfactory to Landlord. No such policy shall be cancelable or reducible in coverage except after thirty (30) days prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or “binders” thereof, or Landlord may order such insurance and charge the cost thereof to Tenant as

Additional Rent. If Landlord obtains any insurance that is the responsibility of Tenant under this section, Landlord shall deliver to Tenant a written statement setting forth the cost of any such insurance and showing in reasonable detail the manner in which it has been computed.

ARTICLE 21
DAMAGE OR DESTRUCTION

     21.1      Casualty. If the Premises should be damaged or destroyed by fire or other casualty, Tenant shall give immediate written notice to Landlord. Within thirty (30) days after receipt from Tenant of such written notice, Landlord shall notify Tenant whether the necessary repairs can reasonably be made: (a) within one hundred eighty (180) days; or (b) in more than one hundred eighty (180) days, in each case after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed.

           21.1.1      Less Than 180 Days. If the Premises should be damaged only to such extent that rebuilding or repairs can reasonably be completed within one hundred eighty (180) days after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, this Lease shall not terminate and, provided that insurance proceeds are available to pay for the full repair of all damage, Landlord shall repair the Premises, except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property which may have been placed in, on or about the Premises by or for the benefit of Tenant. If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is unavailable to Tenant compared to the total square footage of the floor area of the Premises) from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period the Premises or a portion thereof are unfit for occupancy.

           21.1.2       Intentionally Blank.

           21.1.3      Greater Than 180 Days. If the Premises should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of the issuance of permits for the necessary repair or reconstruction of the portion of the Premises which was damaged or destroyed, either Landlord or Tenant may terminate this Lease by giving written notice within ten (10) days after notice from Landlord specifying such time period of repair; and this Lease shall terminate and the Rent shall be abated from the date Tenant vacates the Premises. In the event that neither party elects to terminate this Lease, Landlord shall commence and prosecute to completion the repairs to the Premises, provided insurance proceeds are available to pay for the repair of all damage (except that Landlord shall not be required to rebuild, repair or replace Tenant’s Property. If Tenant is required to vacate all or a portion of the Premises during Landlord’s repair thereof, the Base Rent payable hereunder shall be abated proportionately on the basis of the size of the area of the Premises that is damaged (i.e., the number of square feet of floor area of the Premises that is unavailable to Tenant compared to the total square footage of the floor area of the Premises), from the date Tenant vacates all or a portion of the Premises that was damaged only to the extent rental abatement insurance proceeds are received by Landlord and only during the period that the Premises or a portion thereof are unfit for occupancy.

           21.1.4      Casualty During the Last Year of the Lease Term. Notwithstanding any other provisions hereof, if the Premises shall be damaged within the last year of the Lease Term, and if the cost to repair or reconstruct the portion of the Premises which was damaged or destroyed shall exceed one (1) months Rent (as applicable at the time that such damage was incurred), then, irrespective of the time necessary to complete such repair or reconstruction, Landlord shall have the right, in its sole and absolute discretion, to terminate the Lease effective upon the occurrence of such damage, in which event the Rent shall be abated from the date Tenant vacates the Premises. The foregoing right shall be in addition to any other right and option of Landlord under this Article 21.

     21.2      Uninsured Casualty. Tenant shall be responsible for and shall pay to Landlord Tenant’s Percentage of any deductible or retention amount payable under the property insurance for the Premises. In the event that the Premises is damaged to the extent Tenant is unable to use the Premises and such damage is not covered by insurance proceeds received by Landlord or in the event that the holder of any indebtedness secured by the Premises requires that the insurance proceeds be applied to such indebtedness, then Landlord shall have the right at Landlord’s option, in Landlord’s sole and absolute discretion, either (i) to repair such damage as soon as reasonably possible at Landlord’s expense, or (ii) to give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to terminate this Lease as of the date of the occurrence of such damage. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of such notice to give written notice to Landlord of Tenant’s commitment to pay the cost of repair of such damage, in which event this Lease shall continue in full force and effect, and Landlord shall make such repairs as soon as reasonably possible subject to the following conditions: Tenant shall deposit with Landlord Landlord’s estimated cost of such repairs not later than five (5) business days prior to Landlord’s commencement of the repair work. If the cost of such repairs exceeds the amount deposited, Tenant shall reimburse Landlord for such excess cost within ten (10) business days after receipt of an invoice from Landlord. Any amount deposited by Tenant in excess of the cost of such repairs shall be refunded within thirty (30) days of Landlord’s final payment to Landlord’s contractor. If Tenant does not give such notice within the ten (10) day period, or fails to make such deposit as required, Landlord shall have the right, in Landlord’s sole and absolute discretion, to immediately terminate this Lease to be effective as of the date of the occurrence of the damage.

     21.3      Waiver. With respect to any damage or destruction which Landlord is obligated to repair or may elect to repair, Tenant waives all rights to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by law, including without limitation any rights granted under Section 1932, subdivision 2, and Section 1933, of the California Civil Code, provided that Tenant shall have the right to terminate this Lease if and to the extent, and subject to the conditions, specifically provided in this Article 21.

ARTICLE 22
EMINENT DOMAIN

     22.1      Total Condemnation. If all of the Premises is condemned by eminent domain, inversely condemned or sold under threat of condemnation for any public or quasi-public use or purpose, this Lease shall terminate as of the earlier of the date the condemning authority takes title to or possession of the Premises, and Rent shall be adjusted to the date of termination.

     22.2      Partial Condemnation. If any portion of the Premises is condemned and such partial condemnation materially impairs Tenant’s ability to use the Premises for Tenant’s business, Landlord shall have the option of either (i) relocating Tenant to comparable space within the Project if Tenant so agrees; or (ii) if Tenant does not so agree, terminating this Lease as of the earlier of the date title vests in the condemning authority or as of the date an order of immediate possession is issued and Rent shall be adjusted to the date of termination. If such partial condemnation does not materially impair Tenant’s ability to use the Premises for the business of Tenant, Landlord shall promptly restore the Premises to the extent of any condemnation proceeds recovered by Landlord, excluding the portion thereof lost in such condemnation, and this Lease shall continue in full force and effect except that after the date of such title vesting or order of immediate possession Rent shall be appropriately adjusted on an equitable basis.

     22.3      Award. If the Premises are wholly or partially condemned, Landlord shall be entitled to the entire award paid for such condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority; provided, however, Tenant shall have the right to recover from the condemning authority such compensation as may be separately awarded to Tenant which does not reduce Landlord’s award. No condemnation of any kind shall be construed to constitute an actual or constructive eviction of Tenant or a breach of any express or implied covenant of quiet enjoyment. Tenant hereby waives the effect of Sections 1265.120 and 1265.130 of the California Code of Civil Procedure.

     22.4      Temporary Condemnation. In the event of a temporary condemnation not extending beyond the Lease Term, this Lease shall remain in effect, Tenant shall continue to pay Rent and Tenant shall receive any award made for such condemnation except damages to any of Landlord’s property. If a temporary condemnation is for a period which extends beyond the Lease Term, this Lease shall terminate as of the date of initial occupancy by the condemning authority and any such award shall be distributed in accordance with the preceding section.

ARTICLE 23
DEFAULTS AND REMEDIES

     23.1      Event of Default. The occurrence of any one or more of the following events shall constitute a default (an “Event of Default”) hereunder by Tenant:

          (i)      The vacation or abandonment of the Premises by Tenant without paying Rent. Abandonment is herein defined as any absence by Tenant from the Premises for five (5) business days or longer while in default of any provision of this Lease (provided that such period shall be extended to sixty (60) days if Tenant has executed a valid sublease in accordance with the terms hereof, and has moved out of the Premises but the subtenant has not yet moved in, in which case such subtenant shall have sixty (60) days to do so before a default occurs under this clause (i)).

          (ii)      The failure by Tenant to make any payment of Rent or Additional Rent or any other payment required to be made by Tenant hereunder, as and when due.

          (iii)      The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, within thirty (30) days after the occurrence of such failure, provided that Tenant commences such cure within five (5) days of such failure, or Tenant’s failure at any time during said thirty (30) day period to diligently pursue the remedies or steps necessary to cure or correct such failure, other than as specified in Article 23.1(i) or (ii); Article 24; Article 25 and Article 26, for which Tenant shall not have any cure period.

          (iv)      (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within ninety (90) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within ninety (90) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty days.

          (v)      The making of any material misrepresentation or omission by Tenant or any successor in interest of Tenant in any materials delivered by or on behalf of Tenant to Landlord or Landlord’s lender pursuant to this Lease.

     23.2.      Remedies.

           23.2.1      Termination. In the event of the occurrence of any Event of Default, Landlord shall have the right to give a written termination notice to Tenant (which notice shall be in lieu of any notice required by California Code of Civil Procedure Section 1161, et seq.) and, on the date specified in such notice, this Lease shall terminate unless on or before such date, which in no event will be less than five (5) days from date of delivery of such notice (such five (5) day period being inclusive of the period of a five (5) day (or longer, if elected by Landlord) notice to pay rent or quit), all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord hereunder shall have been paid by Tenant and all other Events of Default at the time existing shall have been fully remedied to the satisfaction of Landlord.

           23.2.2      Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (i) peaceably re-enter the Premises upon voluntary surrender by Tenant or remove Tenant therefrom and any other persons occupying the Premises, using such legal proceedings as may be available; (ii) repossess the Premises or relet the Premises or any part thereof for such term (which may be for a term extending beyond the Lease Term), at such rental and upon such other terms and conditions as Landlord in Landlord’s sole discretion shall reasonably determine, with the right to make reasonable alterations and repairs to the Premises; and (iii) remove all personal property therefrom.

           23.2.3      Unpaid Rent. Landlord shall have all the rights and remedies of a landlord provided by Applicable Law, including the right to recover from Tenant: (a) the worth, at the time of award, of the unpaid Rent that had been earned at the time of termination, (b) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided, and (c) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided, and (d) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant’s default. The phrase “worth, at the time of award,” as used in (a) and (b) above, shall be computed using a per annum rate of the Applicable Interest Rate, and as used in (c) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

           23.2.4      Continuation. Even though an Event of Default may have occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession; and Landlord may enforce all of Landlord’s rights and remedies under this Lease, including the remedy described in California Civil Code Section 1951.4 (“Landlord” may continue the Lease in effect after “Tenant’s” breach and abandonment and recover Rent as it becomes due, if “Tenant” has the right to sublet or assign, subject only to reasonable limitations) to recover Rent as it becomes due. Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet the same, or any portion thereof, to third parties for Tenant’s account and Tenant shall be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers’ commissions, expenses of remodeling the Premises and like costs. Reletting may be for a period shorter or longer than the remaining Lease Term. Tenant shall continue to pay the Rent on the date the same is due. No act by Landlord hereunder, including acts of maintenance, preservation or efforts to lease the

Premises or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease shall terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that Landlord elects to relet the Premises, the rent that Landlord receives from reletting shall be applied to the payment of, first, any indebtedness from Tenant to Landlord other than Base Rent and Additional Rent; second, all costs, including maintenance, incurred by Landlord in reletting; and, third, Base Rent and Additional Rent under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting shall be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord. If, on the date Rent is due under this Lease, the rent received from the reletting is less than the Rent due on that date, Tenant shall pay to Landlord, in addition to the remaining Rent due, all costs, including maintenance, which Landlord incurred in reletting the Premises that remain after applying the rent received from reletting as provided hereinabove. So long as this Lease is not terminated, Landlord shall have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed to administer the Premises and new or existing subleases and to add to the Rent payable hereunder all of Landlord’s reasonable costs in so doing, including without limitation attorney’s fees and costs, with interest at a per annum rate of the Applicable Interest Rate from the date of such expenditure. Landlord shall have no duty to relet the Premises so long as it has other unleased space available in the Project.

           23.2.5      Cumulative. Each right and remedy of Landlord provided for herein or now or hereafter existing at law, in equity, by statute or otherwise shall be cumulative and shall not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity, by statute or otherwise. No payment by Tenant of a lesser amount than the Rent nor any endorsement on any check or letter accompanying any check or payment as Rent shall be deemed an accord and satisfaction of full payment of Rent; and Landlord may accept such payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue other remedies.

ARTICLE 24
ASSIGNMENT AND SUBLETTING

     24.1      Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s prior written consent, such consent not to be unreasonably withheld or conditioned. Tenant agrees that Landlord may include the following factors, without in any way limiting the discretion that Landlord may apply, and without serving as an exhaustive list, as reasonable grounds for Landlord to withhold consent to any assignment or sublease (the proposed assignee, subtenant or other transferee is referred to herein as the ”Proposed Assignee”)): (a) the Proposed Assignee is unable to fulfill the terms of the Lease; (b) the financial irresponsibility, status or instability of the Proposed Assignee or the Proposed Assignee’s financial condition is inadequate to support the Lease obligations of Proposed Assignee if such assignment were completed; (c) the intended unlawful or undesirable use of the Premises by the Proposed Assignee; (d) Landlord is in negotiations with the Proposed Assignee or any of its affiliates for the direct lease of space or the Proposed Assignee, or an affiliate currently occupies space in the Project; (e) the rate that Tenant proposes to charge the Proposed Assignee is below market (provided that this clause (e) shall not apply if the Proposed Assignee is an entity in which Tenant owns at least a 10% equity interest); (f) the Proposed Assignee’s proposed use is inconsistent with the Permitted Uses, or involves the use of hazardous materials; (g) the Proposed Assignee’s character, reputation, credit history or business is of a questionable nature, the Proposed Assignee has defaulted under leases in the past or the Proposed Assignee’s character, reputation, credit history or business is not consistent with the character or quality of the Project as a first-

class office project; (h) the Proposed Assignee is either a government agency or an instrumentality of one, which intends to use the Premises for a use which has a higher density, a higher percentage of visitors, or a higher demand for parking than Tenant’s intended use; (i) intentionally blank; (j) the Proposed Assignee, or an affiliate thereof, has negotiated with Landlord during the last twelve (12) months immediately preceding Tenant’s notice to Landlord (as specified below) of the proposed assignment; and (k) Proposed Assignee does not intend to conduct business there for a substantial portion of the term of the assignment. Any sublease shall be in the form of sublease in use by Landlord at such time, if any. Any assignment, encumbrance or sublease without Landlord’s prior written consent shall be voidable, at Landlord’s election, and shall constitute a default and at the option of the Landlord shall result in a termination of this Lease. No consent to assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this section. Tenant shall notify Landlord in writing of Tenant’s intent to sublease, encumber or assign this Lease, and the total square footage Tenant intends to sublease, encumber and assign and Landlord shall, within thirty (30) days of receipt of such written notice, elect one of the following:

          (a)      Consent to such proposed assignment, encumbrance or sublease;

          (b)      Refuse such consent, which refusal shall be on reasonable grounds; or

           (c)      Recapture the entire or a portion of the Premises, subject to the following conditions: (1) if Tenant’s notice of intent to sublease, encumber or assign as contemplated above specifies that Tenant intends to assign or encumber the Lease or to sublease the Premises, such that the space subject to the proposed assignment, encumbrance or sublease, together with all other space subject to any assignment, encumbrance or sublease at that time is in the aggregate sixty-seven percent (67%) or more of the Premises, then Landlord shall have the right to recapture the entire Premises or such portion as Tenant intends to sublease or encumber, at Landlord’s sole and absolute discretion; or (2) if Tenant’s notice of intent to sublease, encumber or assign as contemplated above specifies that Tenant intends to sublease, together with all other space subject to any assignment, encumbrance or sublease at that time is in the aggregate less than sixty-seven percent (67%) of the Premises and if the term of such sublease (inclusive of any remaining renewal options provided thereunder) shall expire within the last 12 months of the Lease Term (inclusive of any remaining renewal options provided hereunder), then Landlord shall have the right to recapture such portion as Tenant intends to sublease, at Landlord’s sole and absolute discretion; or (3) if Tenant’s notice of intent to sublease, encumber or assign as contemplated above specified that Tenant intends to sublease, such that the space subject to the proposed assignment, encumbrance or sublease, together with all other space subject to any assignment, encumbrance or sublease at that time amounts to less than sixty-seven percent (67%) of the Premises, and the term of such sublease (inclusive of any remaining renewal options provided thereunder) shall expire prior to 12 months before the termination of this Lease (inclusive of any remaining renewal options provided hereunder), then Landlord shall not have the right to recapture. If Landlord exercises it option to recapture as provided herein, Landlord may, if it so elects, enter into a new lease for the Premises or any portion thereof with the Proposed Assignee or other third party on such terms as Landlord and the Proposed Assignee or other third party may agree; in such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realized on account of such recapture and reletting.

     24.2      As a condition for granting its consent to any assignment, encumbrance or sublease, thirty (30) days prior to any anticipated assignment or sublease Tenant shall give Landlord and Landlord’s lender written notice (the “Assignment Notice”), which shall set forth the name, address and business of the proposed assignee or subtenant, information (including references) concerning the character, ownership, and financial condition of the proposed assignee or subtenant, and the Assignment Date, any ownership or commercial relationship between Tenant and the proposed assignee or subtenant, and the consideration of all other material terms and conditions of the proposed assignment or sublease, all in such detail as Landlord shall reasonably require. If Landlord reasonably requests additional detail, the Assignment Notice shall not be deemed to have been received until Landlord receives such additional detail, and Landlord may withhold consent to any assignment or sublease until such additional detail is provided to it. Further, Landlord may require that the subtenant or assignee remit directly to Landlord on a monthly basis, if Tenant is in Default under this Lease, all monies due to Tenant by said assignee or subtenant.

     24.3      The consent by Landlord to any assignment or subletting, or the subletting to any Affiliate of Tenant without Landlord’s consent pursuant to Section 24.6 below, shall not be construed as relieving Tenant or any assignee of this Lease or subtenant of the Premises from obtaining the express written consent of Landlord to any further assignment or subletting or as releasing Tenant or any assignee or subtenant of Tenant from any liability or obligation hereunder whether or not then accrued. In the event Landlord shall consent to an assignment or sublease, Tenant shall pay Landlord as Additional Rent all of Landlord’s attorneys’ fees and administrative costs incurred in connection with evaluating the Assignment Notice. This section shall be fully applicable to all further sales, hypothecations, transfers, assignments and subleases of any portion of the Premises by any successor or assignee of Tenant, or any subtenant of the Premises.

     24.4      As used in this section, the subletting of substantially all of the Premises for substantially all of the remaining term of this Lease shall be deemed an assignment rather than a sublease. The conversion of Tenant’s capital stock issued and outstanding from a publicly-held asset to a privately-held asset shall be deemed an assignment requiring Landlord’s consent hereunder, unless the Tenant, after said transaction, has a net worth equal to or in excess of the Minimum Net Worth (as hereinafter defined). Notwithstanding the foregoing, Landlord shall consent to the assignment, sale or transfer if the Assignment Notice states that Tenant desires to assign the Lease to any entity into which Tenant is merged, with which Tenant is consolidated or which acquires all or substantially all of the assets of Tenant, provided that the assignee first executes, acknowledges and delivers to Landlord an agreement whereby the assignee agrees to be bound by all of the covenants and agreements in this Lease which Tenant has agreed to keep, observe or perform, that the assignee agrees that the provisions of this section shall be binding upon it as if it were the original Tenant hereunder and that the assignee shall have a net worth (determined in accordance with generally accepted accounting principles consistently applied) immediately after such assignment which is at least equal to the net worth (as so determined) of Tenant: (1) at the Commencement Date or (2) immediately before such assignment; whichever is greater (the “Minimum Net Worth”).

     24.5      Except as provided above, Landlord’s consent to any sublease shall not be unreasonably withheld or conditioned. A condition to such consent shall be delivery by Tenant to Landlord of a true, correct and complete copy of the sublease in the form of sublease in use by Landlord at such time. If for any proposed assignment or sublease Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the Rent called for hereunder (as such Rent is adjusted pursuant to Article 24.1), or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as Additional Rent hereunder fifty percent (50%) of the excess (after reasonable, third party out of pocket legal costs and brokerage commissions incurred in connection with arranging such sublease have been deducted) of each such payment of rent or other consideration received by Tenant (“Bonus Rent”) promptly after its receipt; provided, however, that, with respect to and only to the first sublease or assignment entered into by Tenant pursuant to this Article 24, Tenant shall not be required to pay to Landlord as Additional Rent hereunder such Bonus Rent that the Tenant receives from such sublessee or assignee, as the case may be, for the first two (2) years of the Lease Term. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this lease. The parties intend that the preceding sentence shall not apply to any sublease rentals respecting a portion of the Premises that during the entire term of this Lease was not occupied by Tenant for its own use, but was always subleased by Tenant and/or kept vacant. For the purpose of this section, the Rent for each square foot of floor space in the Premises shall be deemed equal.

     24.6      Notwithstanding anything in this Article 24 to the contrary, so long as no Event of Default has occurred hereunder:

           (a)      Tenant may, without Landlord’s prior consent, sublet any portion or all of the Premises to any entity in which Tenant owns at least a 51% controlling ownership interest and for which Tenant has the sole right to make day-to-day decisions (“Tenant Affiliate”) if (i) Tenant delivers a true, correct, and complete copy of the applicable sublease agreement to Landlord immediately after Tenant and Tenant Affiliate execute such sublease agreement, and (ii) Tenant and Tenant Affiliate execute Landlord’s then-current standard form of consent to sublease, and

           (b)      Until the date that is three (3) months after the Commencement Date of this Lease, Landlord shall consent to Tenant’s subletting the top floor of the Premises, or any portion thereof, to United Defense L.P., a Delaware limited partnership (“United Defense”) if (i) Tenant delivers a true, correct and complete copy of the sublease agreement with United Defense to Landlord prior to Tenant executing such sublease agreement, (ii) in Landlord’s reasonable determination, United Defense’s intended use of the Premises, as described in such sublease or otherwise, is lawful, desirable, consistent with the Permitted Uses, and does not involve the use of hazardous materials, and (iii) Tenant and United Defense execute Landlord’s then-current standard form of consent to sublease.

ARTICLE 25
SUBORDINATION; MORTGAGEE PROTECTION

     25.1      Subordination. This Lease shall be subject and subordinate to all ground leases, master leases and the lien of all mortgages and deeds of trust which now or hereafter affect the Premises or the Project or Landlord’s interest therein, the CC&Rs and all amendments thereto, all without the necessity of Tenant’s executing further instruments to effect such subordination. If requested, Tenant shall execute and deliver to Landlord within ten (10) days after Landlord’s request reasonable documentation that may reasonably be required to further effect the provisions of this section including, without limitation, a Subordination, Nondisturbance and Attornment Agreement (“SNDA”) in such form as may be reasonably required by Landlord’s lender, provided that such SNDA must contain commercially reasonable non-disturbance protection. Should any holder of a mortgage or deed of trust request that this Lease and Tenant’s rights hereunder be made superior, rather than subordinate, to the mortgage or deed of trust, then Tenant will, within ten (10) days after written request, execute and deliver such agreement as may be required by such holder in order to effectuate and evidence such superiority of the Lease to the mortgage or deed of trust. Upon the mutual execution and delivery of this Lease, Landlord shall use diligent efforts to try to obtain from the existing lender of the Project the lender’s form SNDA.

     25.2      Attornment. Tenant hereby agrees that Tenant will recognize as its landlord under this Lease and shall attorn to any person succeeding to the interest of Landlord in respect of the land and the buildings governed by this Lease upon being advised in writing of any foreclosure of any mortgage upon such land or buildings or upon being advised in writing of the execution of any deed in lieu of foreclosure in respect to such deed of trust. If requested, Tenant shall execute and deliver an instrument or instruments confirming its attornment as provided for herein, on the applicable lender’s then commercially reasonable standard form.

     25.3      Mortgagee Protection. Tenant agrees to give Landlord’s lender or any holder of any mortgage or deed of trust secured by the Project, by registered or certified mail or nationally recognized overnight delivery service, a copy of any notice of default served upon the Landlord by Tenant, provided that, prior to such notice, Tenant has been notified in writing (by way of service on Tenant of a copy of assignment of rents and leases or otherwise) of the address of such lender or such holder of a mortgage or deed of trust. Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if Landlord has commenced within such thirty (30) day period and is diligently pursuing the remedies or steps necessary to cure or correct such default), then Landlord’s lender or the holder of any mortgage or deed of trust shall have an additional sixty (60) days within which to cure or correct such default (or if such default cannot be cured or corrected within that time, then such additional time as may be necessary if such holder of any mortgage or deed of trust has commenced within such sixty (60) day period and is diligently pursuing the remedies or steps necessary to obtain possession of the Project or cure or correct such default). Notwithstanding the foregoing, in no event shall Landlord’s lender or any holder of any mortgage or deed of trust have any obligation to cure any default of the Landlord.

ARTICLE 26
ESTOPPEL CERTIFICATE

          (a)      Within ten (10) days following any written request which Landlord or Landlord’s lender may make from time to time, Tenant shall duly execute (and if required by Landlord or Landlord’s lender, have such signature acknowledged) and deliver to Landlord and Landlord’s lender, an estoppel certificate in the form attached hereto as EXHIBIT C or such other form as Landlord, Landlord’s lender or Buyer may reasonably require. Landlord and Tenant intend that any statement delivered pursuant to this Article 26 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or Project or any interest therein.

           (b)      Tenant’s failure to deliver such statement within such time shall be an Event of Default hereunder and shall conclusive upon Tenant:

          (i)      That this Lease is in full force and effect, without modification except as may be represented by Landlord,

          (ii)      That there are no uncured defaults in Landlord’s performance,

          (iii)      That not more than one month’s rental has been paid in advance; and

          (iv)      That Tenant has no right of offset, counterclaim or deduction against Rent hereunder.

ARTICLE 27
SIGNAGE

     Landlord shall provide Tenant the opportunity to have Tenant’s name on a sign on the building located at the Premises subject to Applicable Laws and regulations and to Landlord’s reasonable approval (provided that Tenant shall have no rights or defenses hereunder if Landlord is not able to obtain approvals). Tenant shall have the right to place identification signs within the interior of the Premises subject to the conditions contained herein. Landlord shall use reasonable efforts to obtain the necessary consents to allow Tenant the opportunity to have Tenant’s name at Tenant’s entrance to the Premises on a monument sign and to allow Tenant the opportunity to have Tenant’s name on an identification sign located at or near the visitor parking and loading docks, in each case subject to the rights of other tenants and to Applicable Laws and regulations, and to Landlord’s reasonable approval (and provided further that Tenant shall have no rights or defenses hereunder if Landlord is not able to obtain approvals, and that Tenant shall be required to obtain approvals from governmental authorities, unless otherwise elected by Landlord). Tenant shall not display or erect any Tenant identification sign, display or other advertising material that is visible from the exterior of the Premises, unless provided for in this Article 27. The size, design, color, location and other physical aspects of any Tenant identification signs visible from the outside of the Premises shall be subject to Landlord’s written reasonable approval prior to installation. The cost of the installation of all signs, and their maintenance and removal expense, shall be at Tenant’s sole expense. If Tenant fails to maintain its sign or if Tenant fails to remove its sign upon termination of this Lease, Landlord may do so at Tenant’s expense and Tenant’s reimbursement to Landlord for such amounts shall be deemed Additional Rent. All signs (whether visible only from the interior of the Premises or outside of the Premises) shall comply with rules and regulations set forth by Landlord as may be modified from time to time and all Applicable Laws.

ARTICLE 28
RULES AND REGULATIONS

     Landlord may from time to time promulgate reasonable and nondiscriminatory rules and regulations applicable to all occupants of the Project for the care and orderly management of the Project and the safety of its tenants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations. A material violation by Tenant of any such rules and regulations shall constitute a Default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Landlord shall not be responsible for the violation by any other tenant of the Project of any such rules and regulations. Tenant shall, in support of its business operations, have access to and be permitted to install multiple consumer type, receive-only, analog and digital television antennae (typical of the type used for entertainment programming from terrestrial and satellite broadcasts) on the roof of the Premises, subject to Landlord’s consent, not to be unreasonably withheld, so long as such antennae are not visible from the ground or other areas of the Project, or for so long as Tenant takes appropriate measures, at Tenant’s sole cost and expense, to block visibility of the antennae, subject to Landlord’s reasonable approval of the same.

ARTICLE 29
CONFLICT OF LAWS

     This Lease shall be governed by and construed pursuant to the laws of the State of California.

ARTICLE 30
SUCCESSORS AND ASSIGNS

     Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

ARTICLE 31
SURRENDER OF PREMISES

     The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases and subtenancies.

ARTICLE 32
ATTORNEYs’ FEES

     (a)      If Landlord should bring suit for possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or in the event of any other litigation between the parties with respect to this Lease, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

     (b)      If Landlord is named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall: (1) if Landlord reasonably consents, defend Landlord in the action using the legal counsel Tenant is using to defend itself; or (2) if Landlord does not reasonably consent, Tenant shall pay to Landlord Landlord’s costs and expenses incurred in such suit, including reasonable attorneys’ fees.

ARTICLE 33
PERFORMANCE BY TENANT

     All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. If Tenant shall fail to pay any sum of money owed to any party other than Landlord, for which it is liable hereunder or if Tenant shall fail to perform any other act on its part to be performed hereunder and such failure shall continue for ten (10) days after written notice thereof by Landlord, Landlord may, without waiving or releasing Tenant from obligations of Tenant, but shall not be obligated to, make any such payment or perform any such other act to be made or performed by Tenant. All sums so paid by Landlord and all necessary incidental costs together with interest thereon at a per annum rate equal to the Applicable Interest Rate, from the date of such payment by Landlord, shall be payable to Landlord on demand. Tenant covenants to pay any such sums and Landlord shall have (in addition to any other right or remedy of Landlord) all rights and remedies in the event of the non-payment thereof by Tenant as are set forth in Article 23 hereof.

ARTICLE 34
INTENTIONALLY BLANK

ARTICLE 35
DEFINITION OF LANDLORD

     The term “Landlord”, as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title of the Premises or the Tenants under any ground lease, if any. In the event of any transfer, assignment or other conveyance or transfers of any such title, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed. Without further agreement, the transferee of such title shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

ARTICLE 36
WAIVER

     The waiver by either party of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be deemed a waiver of or in any way affect the right of either party to insist upon the performance by the other party in strict accordance with said terms. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant or any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

ARTICLE 37
INTENTIONALLY BLANK

ARTICLE 38
PARKING

     Tenant is allocated and shall have the non-exclusive right to use Tenant’s Percentage of the parking spaces available at the Project for its use, the location of which may be designated from time to time by Landlord (but in no event shall Tenant’s allocation of non-exclusive and exclusive parking spaces be less than 3.66 parking spaces per 1,000 rentable square feet). Tenant shall not at any time use more parking spaces than the number so allocated based on Tenant’s Percentage or park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a non-exclusive parking area or in any adjacent property. Tenant shall not have the exclusive right to use any specific parking space. Landlord reserves the right, after having given Tenant reasonable notice, to have any vehicles owned by Tenant utilizing parking spaces in excess of the parking spaces allowed for Tenant’s use to be towed away at Tenant’s cost. All trucks and delivery vehicles shall be (i) parked at locations designated by Landlord, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects or is required by any Applicable Laws to limit or control parking in the Project, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord and applied fairly, equitably and on a non-discriminatory basis to all tenants in the Project. Tenant shall not be obligated to pay for parking at the Project; unless and until any competent public authority requires either the Tenant to pay, in which event Tenant shall be responsible to pay such amounts directly, or in the event any competent public authority requires Landlord to make such payment, in which event such payment shall be added to Operating Expenses.

ARTICLE 39
TERMS AND HEADINGS

     The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The section headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof. Each party and its counsel have participated fully in the review and revision of this Lease. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Lease.

ARTICLE 40
EXAMINATION OF LEASE

     Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

ARTICLE 41
TIME

     Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

ARTICLE 42
PRIOR AGREEMENT: AMENDMENTS

     This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest.

ARTICLE 43
SEPARABILITY

     Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, any such other provisions shall remain in full force and effect.

ARTICLE 44
RECORDING

     Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other.

ARTICLE 45
CONSENTS

     Whenever the consent of either party is required hereunder, unless otherwise specified, such consent shall not be unreasonably withheld or conditioned or, unless a time period is otherwise specified, delayed.

ARTICLE 46
LIMITATION ON LIABILITY

     In consideration of the benefits accruing hereunder, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord:

     (a)      The sole and exclusive remedy shall be against the Landlord’s interest in the Project;

     (b)      No partner, member, shareholder, officer, agent or employee of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction of Landlord);

     (c)      No service or process shall be made against any partner, member, shareholder, officer, agent or employee of Landlord (except as may be necessary to secure jurisdiction of Landlord);

     (d)      No partner, member, shareholder, officer, agent or employee of Landlord shall be required to answer or otherwise plead to any service of process;

     (e)      No judgment will be taken against any partner, member, shareholder, officer, agent or employee of Landlord;

     (f)      Any judgment taken against any partner, member, shareholder, officer, agent or employee of Landlord may be vacated and set aside at any time nunc pro tunc;

     (g)      No writ of execution will ever be levied against the assets of any partner, officer, agent or employee of Landlord;

     (h)      These covenants and agreements are enforceable both by Landlord and also by any partner, officer, agent or employee of Landlord.

ARTICLE 47
RIDERS

     Clauses, plats and riders, if any, signed by Landlord and Tenant and affixed to this Lease are a part hereof.

ARTICLE 48
EXHIBITS

     All Exhibits attached hereto are incorporated into this Lease.

ARTICLE 49
MODIFICATION FOR LENDER

     If, in connection with obtaining construction, interim or permanent financing for the Project the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

ARTICLE 50
WAIVER OF RIGHT TO TRIAL BY JURY

EACH PARTY TO THIS LEASE HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AMENDMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

ARTICLE 51
HAZARDOUS MATERIALS

     Tenant shall not cause nor permit, nor allow any Tenant Party to cause or permit, any Hazardous Materials to be brought upon, stored, manufactured, generated, blended, handled, recycled, treated, disposed or used on, under or about the Premises, the Common Area or the Project, except for routine office and janitorial supplies in usual and customary quantities stored, used and disposed of in accordance with all applicable Environmental Laws. Tenant and Tenant’s Parties shall comply with all Environmental Laws and promptly notify Landlord in writing of the violation of any Environmental Law or presence of any Hazardous Materials, other than office and janitorial supplies as permitted above, on the Premises. Landlord shall have the right to enter upon and inspect the Premises and to conduct tests, monitoring and investigations. If such tests indicate the presence of any environmental condition caused or exacerbated by Tenant or any Tenant Party or arising during Tenant’s or any Tenant Party’s occupancy (other than those caused by Landlord), Tenant shall reimburse Landlord for the cost of conducting such tests. The phrase “environmental condition” shall mean any adverse condition relating to any Hazardous Materials or the environment, including surface water, groundwater, drinking water supply, land, surface or subsurface strata or the ambient air and includes air, land and water pollutants, noise, vibration, light and odors. In the event of any such environmental condition, Tenant shall promptly take any and all steps necessary to rectify the same to the satisfaction of the applicable agencies and Landlord, or shall, at Landlord’s election, reimburse Landlord, upon demand, for the cost to Landlord of performing rectifying work. The reimbursement shall be paid to Landlord in advance of Landlord’s performing such work, based upon Landlord’s reasonable estimate of the cost thereof; and upon completion of such work by

Landlord, Tenant shall pay to Landlord any shortfall within thirty (30) days after Landlord bills Tenant therefore or Landlord shall within thirty (30) days refund to Tenant any excess deposit, as the case may be. Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and Landlord’s affiliated entities, and each of their respective members, managers, partners, directors, officers, employees, shareholders, lenders, agents, contractors, along with the successors and assigns of the foregoing, (individually and collectively, “Indemnitees”) from and against any and all claims, judgments, causes of action, damages, penalties, fines, taxes, costs, liabilities, losses and expenses arising at any time during or after the Lease Term as a result (directly or indirectly) of or in connection with (a) Tenant and/or any Tenant Party’s breach of this Article 51 or (b) the presence of Hazardous Materials on, under or about the Premises or other property as a result (directly or indirectly) of Tenant’s and/or any Tenant Party’s activities, or failure to comply with its obligations hereunder, in connection with the Premises. This indemnity shall include, without limitation, the cost of any required or necessary repair, cleanup or detoxification, and the preparation and implementation of any closure, monitoring or other required plans, whether such action is required or necessary prior to or following the termination of this Lease. Neither the written consent by Landlord to the presence of Hazardous Materials on, under or about the Premises, nor the strict compliance by Tenant with all Environmental Laws, shall excuse Tenant from Tenant’s obligation of indemnification pursuant hereto. Tenant’s obligations pursuant to the foregoing indemnity shall survive the expiration or termination of this Lease. In no event shall Tenant be liable for any damages resulting from a pre-existing hazardous condition (whether or not uncovered by Tenant’s due diligence inspections) or a hazardous condition caused by a third party (other than a Tenant’s Party), unless the same are exacerbated by Tenant’s negligence or willful misconduct.

ARTICLE 52
OPTION TO RENEW

           Provided that no uncured Event of Default has occurred or is occurring under this Lease, Tenant shall have the option to extend the Lease Term of this Lease for one (1) five (5) year period (“Extension Term”), subject to the terms of this Article 52. In the event Tenant elects to exercise its option to extend as provided hereunder, Tenant shall provide Landlord written notice of its election, no earlier than twelve (12) months and no later than nine (9) months prior to the then-existing expiration date. Except for Base Rent, the terms and conditions of this Lease during the Extension Term shall be identical to the terms and conditions of this Lease. Base Rent for the Extension Period shall be adjusted to the FMV in accordance with Article 54.

ARTICLE 53
TENANT IMPROVEMENT ALLOWANCE

      Tenant shall be entitled to a one-time Tenant allowance in the amount of up to but not exceeding $1,035,552.00 (“Tenant Improvement Allowance”), for the costs relating to (a) the Tenant’s improvements which are permanently affixed to the Premises (“Affixed Improvements”), (b) the purchase and installation of cubicles and reasonably related movable improvements (“Movable Improvements”), and (c) the installation of the Communications Equipment (the Affixed Improvements, Movable Improvements, and the Communications Equipment are collectively referred to herein and in the Work Letter as the “Tenant Improvements”), subject to the terms and conditions set forth in this Lease and in the Work Letter.

ARTICLE 54
DETERMINATION OF FAIR MARKET VALUE

      For the purposes of Article 3 and Article 52 hereinabove, the “FMV” shall be the fair market rental value for comparable properties in the Santa Clara area, as determined by Landlord in its reasonable discretion. Tenant may object to Landlord’s determination of FMV only by providing written notice of such objection to Landlord within ten (10) days of Tenant’s receipt of notice of Landlord’s determination of FMV. If Tenant fails to object to Landlord’s determination of FMV within such ten (10) day period, Landlord’s determination of FMV shall be conclusive and binding and Tenant shall have waived any right to object to same. In the event that Tenant objects to Landlord’s determination of FMV, the FMV shall be determined by arbitration before a panel of three (3) arbitrators in Santa Clara County, California, in accordance with the then existing Rules for Commercial Arbitration of the American Arbitration Association, or its successor. The arbitrators shall be commercial real estate brokers with at least ten (10) years experience in the commercial real estate market. The Landlord and Tenant shall each select one broker. The two brokers selected by Landlord and Tenant shall agree upon a third broker. Judgment by the panel shall be final and binding on the parties. If the actual FMV of the Premises as determined by the panel is greater than Landlord’s determination or differs from Landlord’s determination of FMV by five percent (5%) or less, the costs of arbitration pursuant to this Article shall be paid by Tenant. If the actual FMV of the Premises as determined by the panel differs from Landlord’s determination of FMV by greater than five (5%), the costs of arbitration shall be paid by Landlord. Notwithstanding the foregoing, in no event shall the Base Rent during the Extension Term be less than the Base Rent during the Lease Term. Landlord and Tenant intend this arbitration procedure to be a valid, enforceable and irrevocable agreement.

ARTICLE 55
RIGHT OF FIRST NEGOTIATION

Provided that no uncured Event of Default has occurred or is occurring under this Lease, Tenant shall have a one time first right of negotiation on the balance of the rentable space located at 2860 De La Cruz Boulevard (“2860 Space”) if the tenant, as of the date hereof, of the 2860 Space (together with its successors, assigns, and affiliate, “2860 Space Tenant”) does not renew 2860 Space Tenant’s lease with respect to any portion of the 2860 Space or relet any portion of the 2860 Space under other terms acceptable to Landlord. Landlord shall provide Tenant with written notice (the “ROFN Notice”) when the 2860 Space becomes available for lease other than to the 2860 Space Tenant. If Tenant is interested in leasing the 2860 Space, it shall provide Landlord with written notice of the same within ten (10) days of the applicable ROFN Notice (the “Acceptance Notice”), and Landlord and Tenant shall commence negotiations in good faith regarding the applicable space within five (5) business days after the Acceptance Notice and, if they are able to reach an agreement with respect to the leasing thereof, shall enter into such agreement; provided, however that (a) until a written lease or lease amendment agreement between the parties has been entered into and delivered by Landlord and Tenant, Landlord shall have no other obligation to Tenant with respect to either the 2860 Space, and (b) if Tenant does not deliver the Acceptance Notice as and when described above, or if Landlord and Tenant do not commence negotiations as described in this Article 55, or if they fail to reach an agreement within fifteen (15) business days after the giving of the applicable ROFN Notice, Tenant shall have no further rights hereunder with respect to such time and Landlord shall be free to negotiate with other parties, on any terms.

ARTICLE 56
CROSS DEFAULT

      If Tenant occupies any other space in the Project (the “Other Premises”, provided that the Premises and the Other Premises are both owned by Landlord at the time of the default), whether by lease, sublease or assignment (in any case, an “Occupancy Agreement”), the occurrence of an Event of Default under this Lease shall also be a default or event of default under the Occupancy Agreement and a default or event of default under such Occupancy Agreement shall be an Event of Default under this Lease.

[Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

LANDLORD:

WB AIRPORT TECHNOLOGY, L.L.C., a Delaware limited liability company By: /s/ Scott R. Fitzgerald Name: Scott R. Fitzgerald Its: Vice-President	ADDRESS c/o Legacy Partners Commercial, Inc. 100 California Street San Francisco, California 94111

TENANT:

MACROVISION CORPORATION, a Delaware corporation By: /s/ William A. Krepick Name: William A. Krepick Its: CEO	ADDRESS 2830 De La Cruz Blvd. Santa Clara, California 95050

NEWMARK PACIFIC, INC.
hereby executes this Lease to acknowledge
and agree that it is an intended third party beneficiary
of Article 8 only of this Lease.

By: /s/ Monica Finnegan

Name: Monica Finnegan
Its: Managing Principal

COLLIERS INTERNATIONAL,
hereby executes this Lease to acknowledge
and agree that it is an intended third party beneficiary
of Article 8 only of this Lease.

By: /s/ Craig L. Fordyce

Name: Craig L. Fordyce
Its: Senior Vice President

EXHIBIT A

THE PREMISES

[Attached]

EXHIBIT B

THE PROJECT

[Attached]

EXHIBIT C

FORM OF ESTOPPEL CERTIFICATE

Date: [                              ]

Tenant:

Lender:
[TO BE INSERTED]

Attention: Director-Mortgage Lending and Real Estate

Re:	Lease of space at [ ], by and between [ ], as tenant (“Tenant”) and [ ], as landlord (“Landlord”).

Gentlemen:

     Tenant understands that _____________________________ (“Lender”), may be making a loan, the repayment of which would be secured by a deed of trust or mortgage (the “Mortgage”) on the above-referenced building and land legally described as set forth on Exhibit A attached hereto (the “Building”) and an assignment of the above-referenced lease (the “Lease”), and that Lender will be relying upon this letter in connection with such loan.

     Therefore, with respect to the Lease, Tenant hereby certifies to and agrees with Landlord and Lender as follows:

     1.     A complete, true and accurate copy of the Lease and all amendments or modifications has been attached hereto by Tenant as Exhibit A and consists of the following;

     2.     The Lease is in good standing and in full force and effect and has not been modified or amended, except as follows:

     3.     Tenant has accepted the premises demised under the Lease (“Premises”), and Landlord has completed all construction and improvements required under the terms of the Lease to be completed by Landlord, except as follows: _________________________________________________________

     4.     The Premises is comprised of [                         ] square feet of office space located on the [                         ].

     5.     The term of the Lease commenced on [                         ] and will terminate on [                         ].

     6.     Tenant has paid Landlord a security deposit under the Lease in the amount of $[                         ].

     7.     Current base monthly rental under the Lease is $[                         ] which has been paid through and including [                          ].

     8.     There are no defaults of Landlord under the Lease nor any existing conditions which upon the giving of notice or lapse of time or both would constitute a default under the Lease except as follows:

     9.     Tenant has not received any rental concession which is presently in effect or will in the future be in effect in connection with renting the Premises and there are no offsets or credits against the payment of rent due under the Lease, except as follows:

     10.     Tenant has no options to extend the term of the Lease except as follows:

     11.     Tenant has no options or rights of first refusal with respect to renting additional space or acquiring any additional interest in the Building except as follows:

     12.     Tenant has no notice of any prior assignment, hypothecation or pledge of the Lease or the rents due thereunder.

     13.     From the date hereof until the Mortgage is reconveyed or released, Tenant will not consent to or enter into any modification or termination of the Lease without the prior written consent of Lender, such consent to be deemed to have been given within thirty (30) days if no objection thereto is made.

     14.     From the date hereof until the Mortgage is reconveyed or released, in the event of a default by Landlord under the Lease, Tenant shall give prompt written notice to Lender to the address set forth above and a reasonable time (which in no event shall be less than thirty (30) days or any longer period set forth in the Lease) to cure or commence to cure such default.

TENANT:

Dated:	By:
Name:
Title:

State of California	)
)
County of	)

          On                          , before me,                          , a Notary Public, personally appeared                                                   , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature

EXHIBIT A

SEE ATTACHMENT

EXHIBIT D

WORK LETTER AGREEMENT

     This WORK LETTER AGREEMENT (“Work Letter”) is attached to and incorporated by reference in the Lease, executed concurrently, dated December ___, 2004, by and between WB AIRPORT TECHNOLOGY, L.L.C., a Delaware limited liability company (“Landlord”) and MACROVISION CORPORATION, a Delaware corporation (“Tenant”):

          1.     Except as otherwise defined in this Work Letter, all capitalized terms used in this Work Letter shall have the same meanings as such terms defined in the Lease. All of the provisions of the Lease are incorporated in this Work Letter by reference.

          2.     Tenant Improvement Allowance.

     (a)     Tenant shall be entitled to a one-time Tenant allowance in the amount of up to, but not exceeding, $1,035,552.00 (“Tenant Improvement Allowance”), for the costs relating to the initial design and construction of the Tenant Improvements; provided, however, that Tenant may only utilize up to $369,840 of the Tenant Improvement Allowance for the purchase and installation of Movable Improvements, and up to $73,968 of the Tenant Improvement Allowance for the installation of cabling within the Premises. In no event shall Landlord be obligated to make disbursements with respect to the Tenant Improvements pursuant to the Lease in a total amount which exceeds the Tenant Improvement Allowance and in the event that the total cost of the Tenant Improvements shall exceed the Tenant Improvement Allowance, then Tenant shall be solely and exclusively responsible for such excess costs. All Tenant Improvements for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of the Lease and shall revert to Landlord upon termination of the Lease for any reason, it being understood and agreed that Tenant shall have no ownership interest whatsoever in the Tenant Improvements; provided, however that, at Landlord’s election, to be made any time before the expiration of the Lease, Tenant shall, at its sole cost and expense, remove all Communications Equipment (or such portions thereof required by Landlord) and shall restore the Designated Areas (as defined below) to the condition they were prior to the installation of the Communications Equipment. Any unused portion of Tenant Improvement Allowance shall not be disbursed to Tenant.

     (b)     Tenant shall be responsible for designing, constructing and installing, and hereby agrees to use diligent efforts to construct and install in a good and workmanlike manner, all the Tenant Improvements on or before the date that is six (6) months from the date hereof. The design, construction and installation of the Tenant Improvements shall hereinafter be referred to as the “Tenant’s Work”. Tenant shall have the right to use the Tenant Improvement Allowance in any portion of the Premises.

     (c)     Tenant’s selection of any contractor (“Tenant’s Contractor”) or architect (“Tenant’s Architect”) in connection with the construction of the Tenant Improvements shall be subject to Landlord’s reasonable prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

          3.     Representatives. Tenant shall designate to Landlord in writing the name of one individual representative (“Tenant’s Representative”) who, subject to the reasonable need for substitution, will work with one individual representative designated by Landlord to Tenant in writing (“Landlord’s Representative”) throughout the period of design, engineering and construction of all Tenant Improvements to the Premises.

          4.     Disbursement of the Tenant Improvement Allowance.

     (a)     Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance, or the portion thereof to be paid to Tenant hereunder, shall be disbursed by Landlord on a monthly basis in the manner provided herein for costs related to the construction of the Tenant Improvements but only for items and costs reasonably approved in writing by Landlord (whether in advance or not) (collectively, the “Tenant Improvement Allowance Items”).

     (b)     At such time as Tenant shall desire to obtain a disbursement of any portion of the Tenant Improvement Allowance (a “Disbursement”), but in no event more than once per calendar month, Tenant shall execute and deliver to Landlord a request (a “Draw Request”) for such Disbursement, in a form and substance reasonably satisfactory to Landlord and with such supporting documentation and information as Landlord may reasonably require (the “Supporting Documents”), and including, without limitation (i) invoices from Tenant, Tenant’s Contractor, Tenant’s Architect, and/or all of Tenant’s subcontractors, laborers, materialmen, and suppliers retained directly or indirectly by Tenant (together with Tenant’s Contractor and Tenant’s Architect, “Tenant’s Agents”) for labor rendered and materials delivered to the Premises, (ii) executed unconditional and irrevocable, final mechanic’s lien releases from all of Tenant’s Agents in statutory form which shall comply with Applicable Laws, (iii) if required by Landlord, a certificate from Tenant’s Architect indicating that the portion of the Tenant’s Work covered by such Draw Request has been completed in accordance with the Approved Construction Plans, and (iv) all other information reasonably requested by Landlord. Landlord shall, within twenty (20) days after receiving a Draw Request including the items described in clauses (i)-(iv) above, disburse to Tenant (or, at Tenant’s election, directly to Tenant’s Contractor and/or Tenant’s Architect) ninety percent (90%) of the requested Disbursement (with the remaining 10% being referred to herein as the “Retainage”).

     (c)     The Retainage shall not be disbursed to Tenant until the last to occur of the following (unless waived in writing by Landlord), at which time the Tenant’s Work shall be deemed to be completed: Landlord’s receipt of (i) invoices from Tenant and/or all of Tenant’s Agents, (ii) executed unconditional and irrevocable, final mechanic’s lien releases from all of Tenant’s Agents in statutory form which shall comply with Applicable Laws, (iii) a copy of a final certificate of occupancy for the Premises (or the substantial equivalent thereof reasonably acceptable to Landlord, which may include a temporary certificate of occupancy with only those conditions reasonably acceptable to Landlord, or a sign-off by the building inspector which allows occupancy pending a certificate of occupancy with only those conditions reasonably acceptable to Landlord), (iv) copies of all building and other licenses and permits with appropriate sign-offs required under Applicable Laws, (v) Landlord, its architect or other authorized designee of Landlord (at Landlord’s sole cost and expense and not as part of the Tenant Improvement Allowance) shall have inspected the Premises and approved Tenant’s Work; (vi) Tenant has furnished Landlord with copies of all as built plans and specifications, operational manuals and guarantees/warranties for all of the work; (vii) a certificate from Tenant’s Architect (if required by Landlord) indicating that the Tenant’s Work has been completed in accordance with the Approved Construction Plans; (viii) all other information reasonably requested by Landlord, and (ix) an unconditional and irrevocable acceptance of the Premises by Tenant. Tenant’s request for payment of the Tenant Improvement

Allowance shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request.

     (d)     Notwithstanding anything to the contrary herein, (i) Landlord shall not be obligated to disburse any portion of the Tenant Improvement Allowance during the continuance of a default under the Lease, and Landlord’s obligation to disburse any portion of the Tenant Improvement Allowance shall only resume when and if such default is cured, and (ii) if Tenant’s Work is not deemed completed (pursuant to Section 4(c) hereinabove) on or before the date that is six (6) months from the date hereof, Tenant shall not be entitled to any further Disbursements and shall reimburse Landlord for any prior Disbursements made by Landlord.

          5.     Requirements for Tenant’s Working Drawings and Specifications. On or before January 15, 2004, Tenant shall submit to Landlord a preliminary schematic drawings of Tenant’s proposed improvements, including the installation of the Communications Equipment. Within twenty (20) days after Landlord’s approval of Tenant’s schematic drawings, as more particularly described below, Tenant shall submit to Landlord complete working drawings and specifications, clearly indicating all items of Tenant’s Work, including interior finishes and fixturization plan. Tenant’s working drawings and specifications shall be (i) prepared by a licensed architect and/or engineer and/or professional space planner/designer; (ii) in compliance with the design criteria for Tenant Improvements specified by Landlord and with all governing codes and Applicable Law and, in the case of the Communications Equipment, all Private Restrictions, easements, and other matters of public record, and the rules and regulations from to time promulgated by Landlord; and (iii) prepared at 1/8" – 1'0" scale and furnished in four (4) duplicate sets. Landlord’s consent to the installation of the Communications Equipment shall not constitute any representations or warranty by the Landlord that installation of such Communications Equipment is feasible, advisable, accurate or sufficient or that the Tenant will be granted permits for installation of the Communications Equipment by appropriate governmental authorities.

          6.     Approval of Tenant’s Working Drawings and Specifications. Landlord’s approval of Tenant’s working drawings and specifications shall be required for all items of Tenant’s Work in and about the Premises. In this regard, the following procedure shall apply:

     (a)     Within ten (10) days after Tenant has submitted to Landlord working drawings and specifications prepared in accordance with Section 5 hereinabove, Landlord shall return to Tenant the working drawings and specifications marked “Approved”, “Approved as Noted”, or “Disapproved”. Neither Landlord nor Tenant shall be held responsible for any delays caused by outside contractors and consultants or governmental authorities, provided that Tenant shall be responsible for any such delays if such delays are directly or indirectly caused by Tenant, and provided further that no such delay will result in any delay of the Commencement Date.

     (b)     In the event that Landlord returns the working drawings and specifications, or any portion thereof, marked “Approved as Noted” and/or “Disapproved”, Tenant shall, within ten (10) days after Landlord has returned Tenant’s working drawings and specifications, cause said working drawings and specifications (or such portions thereof as Landlord may have returned marked “Approved as Noted” or “Disapproved”) to be revised and resubmitted to Landlord for Landlord’s approval.

     (c)     Within ten (10) days after such resubmission by Tenant, Landlord shall return to Tenant the revised working drawings and specifications (or such portions thereof as Tenant shall have resubmitted in accordance with paragraph (b) above) marked “Approved”, “Approved as Noted”, or “Disapproved”.

     (d)     Subject to the provisions of Section 8 hereinbelow, the procedures set forth in subparagraphs paragraphs (b) and (c) shall apply until Tenant’s working drawings and specifications have been approved in all respects. Tenant’s working drawings and specifications which have been approved in all respects by Landlord shall be referred to herein as the “Approved Construction Plans”.

     (e)     Nothing contained in this Section 6 shall extend the Commencement Date.

          7.     Intentionally Blank.

          8.      Modifications to Approved Construction Plans. No changes, modifications or alterations to the Approved Construction Plans may be made without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any additional costs and expenses including, without limitation, increased fees which Landlord may be required to pay for architectural, engineering and other similar services arising by reason of any change, modification or alteration in the Approved Construction Plans, any additional construction costs, including costs of change orders charged by Landlord’s Contractor, and any and all other costs, expenses and/or damages incurred or suffered by Landlord by reason of the changes, modifications or alterations to the Approved Construction Plans and any delays directly or indirectly caused by such changes, modifications or alterations to the Approved Construction Plans shall be at the sole cost and expense of Tenant (unless such change, modification or alteration is the result of an applicable government requirement(s) unrelated to the actions or omissions of Tenant, its agents or employees, or Tenant’s Agents) and shall be paid by Tenant to Landlord before the performance of the work requested by Tenant.

          9.      Acceptance of Premises by Tenant. Subject to Landlord’s obligations under the Lease, Tenant shall accept the Premises for the performance of Tenant’s Work as of the date hereof. Tenant shall, at Tenant’s sole cost and expense, obtain all permits, licenses and other approvals required for Tenant’s Work and Tenant’s particular use of the Premises..

          10.     Conditions for Commencement of Tenant’s Work. Tenant shall not commence any work in the Premises unless and until the following conditions have been met:

     (a)     Approved Construction Plans shall have been achieved;

     (b)     Tenant’s Contractor shall be bonded and licensed;

     (c)     Tenant shall have obtained all permits, licenses and approvals from all authorities for Tenant’s Work, to be obtained at Tenant’s sole cost, and shall furnish Landlord with copies of all said permits;

     (d)     Tenant shall have obtained all insurance required under the Lease and shall have furnished Landlord with duplicate originals or certificates of such insurance in accordance with the Lease;

     (e)     Tenant shall have furnished Landlord with a certificate of Tenant’s Contractor’s worker’s compensation and liability insurance, which shall name Landlord as an additional insured;

     (f)     Tenant shall have supplied Landlord with a key to all locks installed by Tenant in the Premises; and

     (g)     Landlord shall have consented in writing to the commencement of Tenant’s Work in the Premises.

          11.     General Requirements. All Tenant’s Work shall be performed strictly in accordance with the following:

     (a)     All Tenant’s Work shall at all times comply with the requirements of all Applicable Laws, Landlord’s insurance carrier or rating organization, Landlord’s lender and any requirements of all governmental authorities having jurisdiction, and any and all agencies thereof;

     (b)     All Tenant’s Work shall be performed in accordance with the Approved Construction Plans, a copy of which shall be maintained by Tenant at the Premises at all times until final completion of Tenant’s Work;

     (c)     All Tenant’s Work shall be performed without material and/or unreasonable interference with other work being performed in and about the Project, including the Premises;

     (d)      Tenant shall cooperate and comply with all rules and regulations applicable to the Property;

     (e)     Tenant shall comply with Landlord’s reasonable guidelines for Tenant’s construction which are provided to Tenant by Landlord prior to and/or during the course of the performance of Tenant’s Work;

     (f)     Tenant shall at all times during the performance of Tenant’s Work provide Landlord with a key to all locks installed by Tenant or Tenant’s Contractor in the Premises and, after completion of Tenant’s Work, Tenant shall, at Tenant’s cost and expense, change all such locks; and

     (g)     Tenant’s entry prior to the Commencement Date shall be subject to all of the provisions of this Lease, other than the payment of rent and other charges to Landlord.

     (h)     All trash and surplus construction materials shall be stored within the Premises and shall be promptly removed from the Project.

     (i)     Intentionally Blank.

     (j)     Tenant’s Contractor shall notify Landlord and Landlord’s manager of the Project of any planned work to be done on weekends or other than normal job hours.

     (k)     Tenant and Tenant’s Contractor are responsible for compliance with all applicable codes and regulation of duly constituted authorities having jurisdiction insofar as the performance of the work and completed improvements are concerned for all work performed by Tenant or Tenant’s Contractor and all applicable safety regulations established by the general contractor for the Project, and Tenant further agrees to indemnify, defend, protect and hold Landlord harmless from and against any loss, costs liability or expense in any way arising out of said work.

     (l)     Tenant’s Contractor and subcontractors shall not post signs in any part of the Project or in or about the Premises unless required by Applicable Laws.

     (m)     Prior to the commencement of construction, Tenant shall obtain, or cause its contractor to obtain, payment and performance bonds covering the faithful performance of the contract for the construction of Tenant’s Work and the payment of all obligations arising thereunder. Such bonds shall be for the mutual benefit of both Landlord and Tenant and shall be issued in the names of both Landlord and Tenant as obligees and beneficiaries. Prior to the date Tenant commences construction of Tenant’s Work, Tenant shall submit evidence satisfactory to Landlord that such bonds have been issued.

     (n)     Tenant shall indemnify and hold Landlord harmless from and against any and all actions, claims, demands, costs (including reasonable attorneys’ fees), damages, or expenses of any kind which may be asserted against or incurred by Landlord as the result of any occurrence in or about the Premises by reason of Tenant’s Work or arising from injury to Tenant or Tenant’s invitees, or Tenant’s property occasioned or resulting from the performance of Tenant’s Work.

          12.     Tenant’s Work Which Affects the Building in Which the Premises Are Situated. All work to be performed by Tenant shall not damage the building of which the Premises are a part or any part thereof, or any building in the Project, and shall be handled in the following manner:

                (a)     Work attached to the structure and/or the roof, such as additional electrical, plumbing, heating, ventilating and air conditioning systems, and any items of Tenant’s Work, which, in Landlord’s sole discretion, affect the structural or weatherproof integrity of the building in which the Premises are located, including all roof penetrations or roof work of any kind, and any work which affects Landlord’s roof warranty, guarantee or bond, shall, at Landlord’s option, be:

     (i)     Awarded by Tenant to a licensed contractor; or

     (ii)     Awarded to a contractor selected by Landlord (“Landlord’s Contractor”) and administered by Landlord. In the event Landlord elects to have Landlord’s Contractor perform such work, Landlord shall obtain three bid(s) for such work from Landlord’s Contractor and shall charge Tenant the actual cost of such work as charged by Landlord’s Contractor. The cost of any Tenant’s Work performed by Landlord’s Contractor pursuant to this subparagraph shall be paid for by Tenant prior to the commencement of the work, upon demand by Landlord or paid for from the Tenant Improvement Allowance.

          13.     Landlord’s Reserved Rights. Landlord reserves the following rights with respect to Tenant’s Work:

     (a)     Landlord shall at all times during the performance of Tenant’s Work have a right of access to the Premises for the purpose of performing work in and about the Premises, both in connection with Landlord’s construction and/or repair of the Project and the performance of Landlord’s Work;

     (b)     Landlord shall not be responsible to Tenant for any loss of or damage to any Tenant’s property installed or left in the Premises or such other space within the Project prior to completion of Tenant’s Work or at any time thereafter during the entire Lease Term;

     (c)     Any additional costs and expenses incurred by Landlord arising by reason of any failure of Tenant to comply with the provisions of this Work Letter relating to the performance of Tenant’s Work, any modifications to the Approved Construction Plans, or any failure of Tenant to complete Tenant’s Work when required hereunder including, without limitation, increased fees which Landlord may be required to pay for architectural, engineering and other similar services, any additional construction costs, including costs of change orders charged by Landlord’s Contractor, and any and all other costs, expenses and/or damages incurred or suffered by Landlord by reason thereof, including any delays in Landlord’s construction of the Project and/or other premises intended to be occupied by tenants or other occupants of the Project, directly or indirectly caused by Tenant’s failure to comply with the provisions of this Work Letter, shall be at the sole cost and expense of Tenant.

          14.     Completion of Tenant’s Work. Tenant’s Work shall be deemed to be complete at such time as all of the following shall have occurred:

     (a)     Tenant has furnished Landlord with a certificate of occupancy for the Premises;

     (b)     Tenant has furnished Landlord with lien waivers or other evidence satisfactory to Landlord of Tenant’s lien-free completion of Tenant’s Work;

     (c)     Landlord, its architect or other authorized designee of Landlord shall have inspected the Premises and approved Tenant’s Work;

     (d)     Tenant shall have changed all locks to all doors and windows to the Premises; and

     (e)     Tenant shall have furnished Landlord with all keys to the Premises.

           15.     Administration Fee. Tenant shall pay to Landlord an administration fee of three percent (3%) of the actual cost of the Tenant Improvements, which amount may be deducted from and retained by Landlord from any Disbursement.

           16.     Designated Areas; Restrictions Regarding Communications Equipment. Notwithstanding anything to the contrary herein, the location of the Communications Equipment and any appurtenances thereto shall be at the Landlord’s sole discretion (“Designated Areas”) and if Landlord requires such Designated Areas in connection with repairing any casualty or condemnation to the Project, then such Designated Areas shall be subject to relocation at the option of the Landlord at such time, at the Tenant’s sole cost and expense. Tenant shall only perform Tenant’s Work during hours designated by Landlord. Under no circumstances shall Tenant block access to any parking lots or access points in the parking areas above the Designated Areas. Tenant shall, at Tenant’s sole cost and expense, obtain all permits, licenses and other approvals required for Tenant’s Work and Tenant’s particular use of the Communications Equipment. Further, Tenant’s operation of the Communications Equipment shall not interfere with the use or operation of any other communications located in or about the Project. If the Landlord’s insurance premium or real estate assessment increases as a result of the installation and operation of the Communications Equipment, the Tenant shall pay all such increases each year as additional rent within ten (10) days of receipt of the bill from Landlord. The Tenant will have no right to an abatement or reduction in the amount of rent if for any reason the Tenant is unable to use the Communications Equipment. Any contractor hired by Tenant to install the Communications Equipment Tenant’s Contractor shall be subject to Landlord’s prior review and approval. Landlord, at its sole discretion, may have a submetering device installed at Tenant’s expense to allocate additional electrical costs to Tenant as a result of the use of the Communications Equipment.